UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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                             Filed by a Party other than the Registrant
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
REV Group, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

January 19, 2024

To Our Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of REV Group, Inc. at the Renaissance Milwaukee West Hotel, 2300 N. Mayfair Rd., Wauwatosa, WI 53226 on February 29, 2024 at 10:00 a.m. local time.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Paul Bamatter
Paul Bamatter
Chairman of the Board of the Directors

REV GROUP, INC.

245 S. EXECUTIVE DRIVE, SUITE 100

BROOKFIELD, WI 53005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 29, 2024

To the Stockholders of REV Group, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of REV Group, Inc., a Delaware corporation (the “Company”), will be held on February 29, 2024, at 10:00 a.m. local time, at the Renaissance Milwaukee West Hotel, 2300 N. Mayfair Rd., Wauwatosa, WI 53226 for the following purposes:

1.    to elect three directors as Class I directors of REV Group, Inc., each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.    to ratify the selection of RSM US LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024;

3.    to approve, on an advisory basis, the compensation of our named executive officers;

4.    to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

5.    to vote to approve the Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan; and

6.    to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on January 10, 2024 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote:

1.    FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement;

2.    FOR the ratification of the appointment of RSM US LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement;

3.    FOR the approval, on an advisory basis, of the compensation of our named executive officers, as described in Proposal No. 3 of the Proxy Statement;

4.    EVERY YEAR on the frequency of future advisory votes on the compensation of our named executive officers, as described in Proposal No. 4 of the Proxy Statement; and

5.    FOR the approval of the Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2023, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 29, 2024

The Notice of Annual Meeting of Stockholders to be held on February 29, 2024, the accompanying Proxy Statement and the Company’s 2023 Annual Report on Form 10-K are available, free of charge, at www.edocumentview.com/REVG.

The Notice contains instructions on how to access our proxy materials and vote over the internet at www.investorvote.com/REVG and how stockholders can receive a paper copy of our proxy materials, including the accompanying Proxy Statement, a proxy card or voting instruction card and our fiscal year 2023 Annual Report on Form 10-K. At www.computershare.com/investor, stockholders can also request to receive future proxy materials in printed form by mail or electronically by email.

By Order of the Board of Directors

/s/ Mark A. Skonieczny
Mark A. Skonieczny
President and Chief Executive Officer

Brookfield, Wisconsin
January 19, 2024

i

REV GROUP, INC.

245 S. EXECUTIVE DRIVE, SUITE 100

BROOKFIELD, WI 53005

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

February 29, 2024

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of REV Group, Inc. (referred to herein as the “Company,” “REV,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on February 29, 2024, at 10:00 a.m. local time, at the Renaissance Milwaukee West Hotel, 2300 N. Mayfair Rd., Wauwatosa, WI 53226.

●	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

●	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended October 31, 2023 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of January 10, 2024 (the “Record Date”) for the first time on or about January 19, 2024. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K and Proxy Statement are also available in the “Investors” section of our website at investors.revgroup.com.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and the accompanying Proxy Card were first made available for access by our stockholders on or about January 19, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

The only outstanding voting securities of REV are shares of common stock, $0.001 par value per share (the “common stock”), of which there were 59,738,362 shares outstanding as of January 10, 2024. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

●

To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

●	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.

●	To vote by telephone, you may vote by proxy by calling the toll-free number found on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

If you are a beneficial owner as described above, you should have received a voting instruction form with these proxy materials from the brokerage firm, bank, dealer or other similar organization that holds your shares, rather than from us. Simply complete the voting instruction form to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent and follow the accompanying instructions included with these proxy materials.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How do I vote?

●

For Proposal No. 1, you may either vote “For” or “Against” one or more of the Class I nominees to the Board or abstain from voting. A nominee will be elected as a director if he or she receives a majority of votes cast (that is, the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee).

●	For Proposal No. 2, you may either vote “For” or “Against” or abstain from voting.

●	For Proposal No. 3, you may either vote “For” or “Against” or abstain from voting.

●	For Proposal No. 4, you may either vote “Every Year,” “Every Two Years,” “Every Three Years” or abstain from voting.

●	For Proposal No. 5, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count:

●	For Proposal No. 1, votes “For” and “Against,” abstentions and broker non-votes. Abstentions and broker non-votes will have no effect on Proposal No. 1.

●

For Proposal No. 2, Proposal No. 3 and Proposal No. 5, votes “For” and “Against,” abstentions and broker non-votes. Abstentions will have no effect on Proposal No. 2, Proposal No. 3 and Proposal No. 5. On all proposals other than Proposal No. 2 where brokers can cast discretionary votes, broker non-votes with respect to a proposal will have no effect on the outcome of the matter.

●

For Proposal No. 4, votes for the frequency of “Every Year,” “Every Two Years,” or “Every Three Years,” abstentions and broker non-votes. Abstentions and broker non-votes will have no effect on Proposal No. 4.

What are “broker non-votes”?

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “Which ballot measures are considered “routine” or “non-routine”?”

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

Proposal No. 1, Proposal No. 3, Proposal No. 4 and Proposal No. 5 are considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there will be broker non-votes on Proposal No. 1, Proposal No. 3, Proposal No. 4 and Proposal No. 5.

Proposal No. 2, the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024, is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

How many votes are needed to approve the proposal?

With respect to Proposal No. 1, directors are elected by a majority of the votes cast. This means that each of the three individuals nominated for election to the Board will be elected as a director if he or she receives a majority of votes cast (that is, the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). Our Corporate Governance Guidelines require any incumbent director who fails to receive the required number of votes for re-election to promptly tender his or her resignation, and the Nominating and Corporate Governance Committee of our Board of Directors will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. Taking into account the recommendation of the Nominating and Corporate Governance Committee, the Board will determine whether to accept or reject any such resignation, or what other action should be taken within 90 days from the certification of election results.

With respect to Proposal No. 2, Proposal No. 3 and Proposal No. 5, the affirmative vote of the majority of votes cast affirmatively or negatively is required for approval.

With respect to Proposal No. 4, the affirmative vote of the majority of votes cast is required for approval. If no frequency receives the foregoing vote, then we will consider the frequency that receives the highest number of votes cast by the stockholders to be the frequency recommended by our stockholders.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, “For” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm, “For” the approval of the compensation of our named executive officers, “Every Year” on the frequency of future advisory votes on the compensation of our named executive officers and “For” the approval of the Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy with a later date.

●	You may send a written notice that you are revoking your proxy to Stephen Zamansky, Secretary of the Board at 245 S. Executive Drive, Suite 100, Brookfield, Wisconsin 53005.

●	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by September 21, 2024 to Stephen Zamansky, Secretary of the Board at 245 S. Executive Drive, Suite 100, Brookfield, Wisconsin 53005. Pursuant to our amended and restated bylaws, in order for a stockholder to present a proposal at the annual meeting, other than proposals to be included in the proxy statement as described above, you must give timely notice thereof in writing to the Secretary of the Board, which must be received between October 31, 2024 and November 30, 2024; provided that if the date of that annual meeting is more than 30 days before or after February 29, 2025, notice must be received not earlier than the 120th day prior to the annual meeting date and not later than the later of the 70th day prior to the annual meeting date or the 10th day following the day on which public disclosure of the 2025 annual meeting date is first made by us. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be considered present for quorum purposes. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Board is presently composed of ten members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors are Jean Marie Canan, Charles Dutil, Kathleen M. Steele and Donn Viola; Class II directors are Maureen O’Connell, Joel Rotroff and Mark Skonieczny; and Class III directors are Paul Bamatter, Dino Cusumano and Randall Swift.

Class I directors standing for re-election at the Annual Meeting are Jean Marie Canan, Charles Dutil and Kathleen M. Steele. Donn Viola, a Class I director, will not stand for re-election and will retire when his term expires at the Annual Meeting. Class II and Class III directors will stand for election at the 2025 and 2026 annual meetings of stockholders, respectively.

Each of the nominees for election to Class I is currently a director of the Company. If elected at the Annual Meeting, each of the nominees for election as Class I directors would serve for three years and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. If any nominee is unable or unwilling to be a candidate for election, the Board may appoint another nominee or reduce the size of the Board.

The following table sets forth information for the nominees who are currently standing for election:

Name	Age	Director Since
Jean Marie Canan (1)	67	2016
Charles Dutil (1)	57	2016
Kathleen M. Steele	48	2024

(1)     Member of the audit committee.

Set forth below is biographical information for the nominees. The following includes certain information regarding the nominees’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as a director.

Jean Marie “John” Canan, Lead Independent Director

Mr. Canan has served as a member of our Board of Directors since 2016. Mr. Canan brings over 36 years of strategic, business development and financial leadership experience to REV. Mr. Canan retired from Merck & Co., Inc., where he held a number of positions, including Senior Vice President, Global Controller and Chief Accounting Officer. Mr. Canan is a member of the Board of Directors of Lectra SA, where he sits on the Audit, Remuneration and Strategy committees, as well as the Board of Molycop, a private mining consumable company. He also is the Chairman of Sauvie, Inc, a private emerging biopharma company. Mr. Canan serves on the Board of Trustees of the US subsidiary of Angkor Hospital for Children based in Cambodia. Mr. Canan graduated from McGill University with a Bachelor of Commerce degree and is a Canadian Chartered Accountant (ret.). Because of his over 36 years of strategic, business development and financial expertise, we believe Mr. Canan is well qualified to serve on our Board.

Charles Dutil

Mr. Dutil has served as a member of our Board of Directors since 2016. Mr. Dutil brings over 30 years of experience in commercial vehicle manufacturing to REV. Since 2002, he has served as President and Chief Executive Officer of Manac Inc. Before that, Mr. Dutil served in various senior positions at Manac Inc., including Executive Vice President and Vice President of Marketing. He also sits on the Boards of Directors of Exprolink and Béton Bolduc Inc. Previously, he was a Director of the Groupe Environmental Labrie Inc., the Truck Trailer Manufacturers’ Association, FIER Entrepreneur, and Groupe Harnois. Mr. Dutil is a graduate of HEC Montréal and Western Business School. Because of his extensive business experience, we believe Mr. Dutil is well qualified to serve on our Board.

Kathleen M. Steele

Ms. Steele has served as a member of our Board of Directors since 2024. Ms. Steele brings over 25 years of investment management and financial leadership experience to REV. Ms. Steele is currently an Advisor to Equity Group Investments, an organization she joined in July 2000, and at which she most recently served as a Managing Director through June 2023. Ms. Steele started her career in the investment banking division of Merrill Lynch, Pierce, Fenner & Smith Incorporated, where she worked on merger and acquisition and capital raising transactions, primarily in the industrial sector. Ms. Steele graduated from Dartmouth College with a Bachelor of Arts degree in economics and mathematics. Because of her extensive investment management and financial leadership expertise, we believe Ms. Steele is well qualified to serve on our Board.

THE BOARD RECOMMENDS A VOTE

FOR THE ELECTION OF EACH OF THE ABOVE-NAMED CLASS I NOMINEES

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has engaged RSM US LLP (“RSM”), as our independent registered public accounting firm for the fiscal year ending October 31, 2024 (“fiscal year 2024”), and is seeking ratification of such selection by our stockholders at the Annual Meeting. RSM has audited our financial statements for each of our fiscal years since 2008. Representatives of RSM are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or applicable law require stockholder ratification of the selection of RSM as our independent registered public accounting firm. However, the audit committee is submitting the selection of RSM to our stockholders for ratification as a matter of corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain RSM. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to RSM during the fiscal years ended October 31, 2023 (“fiscal year 2023”) and October 31, 2022 (“fiscal year 2022”). The audit committee approved all of the fees described below.

	Fiscal Year Ended

	October 31, 2023	October 31, 2022

	(in thousands)
Audit Fees(1)	$2,081	$2,001
Tax Fees	-	—
Audit-Related Fees (2)	20	—
All Other Fees	-	—

Total Fees	$2,101	$2,001

(1)

Audit fees of RSM for fiscal years 2023 and 2022 were for professional services rendered to comply with the standards of the Public Company Accounting Oversight Board (United States), including the audit of the Company’s consolidated financial statements and reviews of quarterly financial statements. Fees in 2023 and 2022 also include fees for audit services rendered in connection with statutory filings.

(2)	Audit related fees pertain to prospectus and registration statement on Form S-3, including procedures to issue a consent letter with the marketed offering.

Pre-Approval Policies and Procedures

The audit committee or a delegate of the audit committee, to the extent permitted by applicable laws, pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and is available at www.revgroup.com.

The audit committee approved all of the audit, audit-related, tax and other services provided by RSM since our initial public offering (the “IPO”) in January 2017 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the audit committee.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our stockholders have the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers.

As described in detail under “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Please read “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs.

As required pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”

This vote is advisory and therefore not binding on the Company, the compensation committee or the Board. The Board and the compensation committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those stockholders’ concerns, and the compensation committee will evaluate whether any actions are necessary to address those concerns. The next advisory vote to approve the compensation of our named executive officers, pending a vote for an annual frequency of future advisory votes on the compensation of our named executive officers, as described in Proposal No. 4 of the Proxy Statement, will be at the 2025 Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As described in Proposal No. 3 above, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers.

Section 14A of the Exchange Act requires us, at least once every six years, to allow our stockholders the opportunity to cast an advisory vote on how often we should seek future advisory votes on the compensation of the Company’s named executive officers in our proxy materials for future stockholder meetings. Under this proposal, stockholders may vote to have the “say-on-pay” vote every year, every two years or every three years, or may abstain from voting. We currently hold our advisory vote on executive compensation every year, as our stockholders last approved in March 2018.

Our Board has determined that holding an annual advisory vote on executive compensation is the most appropriate alternative for the Company. This determination by the Board was influenced by the fact that meaningful portions of the compensation of the Company’s named executive officers are evaluated, adjusted and approved on an annual basis, even though the Company’s compensation policies and practices are designed to incentivize the Company’s named executive officers to build long-term stockholder value. As part of the annual compensation review process, the Board believes that stockholder perspectives should be a factor that is taken into consideration by the Board and the compensation committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this agenda item every year. Accordingly, our Board recommends that the advisory vote on executive compensation be held every year. This advisory vote gives you as a stockholder the opportunity to vote on the frequency of advisory votes on executive compensation for the Company’s named executive officers through the following resolution:

“Resolved, that the stockholders wish the Company to include an advisory vote on the compensation of the Company’s named executive officers pursuant to Rule 14a-21(b) of the Exchange Act:

•	Every Year;

•	Every Two Years;

•	Every Three Years; or

•	Abstain.”

While we believe that a vote of every year is the best choice for us, you are not voting to approve or disapprove our recommendation of every year, but rather to make your own choice among a vote of once every year, every two years or every three years. You may also abstain from voting on this proposal.

This vote is advisory and therefore not binding on the Company, the compensation committee or the Board. The Board and the compensation committee value the opinions of our stockholders and, to the extent there is any significant vote against a vote every year as disclosed in this proxy statement, we will consider those stockholders’ concerns, and the compensation committee will evaluate whether any actions are necessary to address those concerns. The next advisory vote to approve the frequency of our “say-on-pay” vote will be at the 2030 Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR EVERY YEAR FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5

APPROVAL OF AMENDED AND RESTATED REV GROUP, INC. 2016 OMNIBUS INCENTIVE PLAN

The Board, based on the recommendation of the compensation committee, approved the amendment and restatement of the Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan (referred to herein as the “Omnibus Plan,” which shall be understood and construed as encompassing the plan prior to the proposed amendment and restatement, unless expressly stated otherwise), effective February 29, 2024, subject to stockholder approval at the Annual Meeting. The amendment and restatement of the Omnibus Plan includes the following changes to the Omnibus Plan:

●	Extends the term of the Omnibus Plan from January 9, 2027 to February 29, 2034 (the tenth anniversary of the date of stockholder approval of the Omnibus Plan);

●	Increases the number of shares of the Company’s common stock under the Omnibus Plan by 1,112,000 shares to 2,872,218 shares;

●	Clarifies that, absent approval by the Company’s stockholders, re-pricing of any previously granted stock options or stock appreciation rights is prohibited;

●

Clarifies that grants to executive officers are subject to “clawback” under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual, and that the clawback of awards covers both time- and performance-based awards;

●	Generally provides for a minimum vesting period of one year for awards granted under the Omnibus Plan (subject to limited exceptions); and

●

Implements miscellaneous updates to the Omnibus Plan, including technical updates to remove certain provisions related to Section 162(m) of the Internal Revenue Code, which are no longer required in light of the Tax Cuts and Jobs Act of 2017.

We are asking our stockholders to approve these amendments. If the amendment and restatement of the Omnibus Plan is not approved, we may be unable to continue to grant equity compensation in the future to attract, motivate and retain eligible employees, consultants and non-employee directors.

Purpose of the Omnibus Plan

The purpose of the Omnibus Plan is to motivate and reward those employees and other individuals who are expected to contribute significantly to the success of the Company to perform at the highest level and to further the best interests of the Company and its stockholders. The Omnibus Plan has allowed us to provide our service providers with equity-based incentive awards that are competitive with those of companies with which we compete for talent.

Purpose of the Extension of the Term of the Omnibus Plan

The Omnibus Plan currently expires as of January 9, 2027. If the amendment and restatement of the Omnibus Plan is not approved, we will be unable to grant equity compensation in the future.

Purpose of the Increase in the Number of Shares Reserved Under the Omnibus Plan

The Omnibus Plan is our sole plan for providing equity incentive compensation to eligible employees, consultants and non-employee directors. The Omnibus Plan is a vital component of our compensation programs, and increasing the number of shares of common stock that may be issued under equity awards ensures that we have an adequate reserve of shares available for issuance in order to attract, motivate and retain personnel and to provide compensation opportunities to reward superior performance. If the amendment and restatement of the Omnibus Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.

The Board, based on the recommendation of the compensation committee, is recommending that stockholders approve an additional 1,112,000 shares of common stock under the Omnibus Plan. The members of our compensation committee possess significant experience in the review and oversight of equity compensation plans. The Company is committed to effectively managing our equity compensation share reserve while limiting stockholder dilution.

Purpose of the Additional Amendments to the Omnibus Plan

The additional amendments to the Omnibus Plan are designed to update the Omnibus Plan for recent changes in corporate governance, legal and regulatory developments, and to clarify certain provisions, and include the following changes:

Clarifies re-pricing limitations. The Omnibus Plan is being amended to clarify that (except for permitted anti-dilution adjustments under the Omnibus Plan), absent approval by the Company’s stockholders, re-pricing of any previously granted “underwater” stock options or stock appreciation rights by either (i) amending or modifying the terms of the award or (ii) cancelling the underwater award and granting replacement equity awards is prohibited.

Updates the “clawback” provision in the Omnibus Plan. The Omnibus Plan is being amended to clarify that grants made to executive officers are subject to “clawback” under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual and to clarify that the clawback of awards covers both time- and performance-based awards.

Includes a minimum vesting period for awards granted under the Omnibus Plan. The Omnibus Plan is being amended to generally mandate a vesting period of at least one year for awards that may be granted under the Omnibus Plan. However, the Administrator (as defined below) may grant awards not subject to such one year minimum vesting provision if such grants do not exceed, in the aggregate, five percent (5%) of the shares of common stock available for issuance under the Omnibus Plan.

Plan Highlights

The Omnibus Plan affords flexibility in designing long-term equity incentives that are responsive to evolving regulatory changes and compensation best practices. At the same time, the Omnibus Plan also contains a number of restrictive features that are designed to protect stockholder interests and ensure that awards are granted through a disciplined and thoughtful process, including the following:

●

No Discounted Stock Options or Stock Appreciation Rights. The Omnibus Plan prohibits the grant of stock options or stock appreciation rights with an exercise price less than the fair market value of Company common stock on the date of grant.

●

No Repricing of Awards Without Prior Stockholder Approval. The Omnibus Plan prohibits the repricing of stock options and stock appreciation rights either by amendment of an award agreement or by substitution of a new award at a lower price.

●

No Annual “Evergreen” Provision. The Omnibus Plan provides a specific maximum share limitation and does not provide for an annual or automatic increase in the number of shares available for awards under the Omnibus Plan.

●

Prohibition of Certain Share Recycling, or “Liberal Share Counting,” Practices. The Omnibus Plan does not allow shares to be added back to the maximum share limitation under the Omnibus Plan if they are withheld, delivered for tax payments or used to pay the exercise price of a stock option.

●

No “Liberal Change of Control” Definition. The Omnibus Plan’s definition of “change of control” is not considered “liberal.” As an example, mergers or consolidations are required to be consummated (with existing stockholders owning less than 50% of voting power after the transaction), rather than merely approved by stockholders. Likewise, the definition does not include the mere commencement or announcement of a tender or exchange offer for Company common stock or a change in less than half of the Board.

●

Ten-Year Plan Term. The Omnibus Plan prohibits the granting of awards after the ten-year anniversary of the Effective Date and limits the exercise term of stock options and stock appreciation rights to ten years from the grant date.

●

Administration. The Omnibus Plan is administered by our Board or, if and to the extent designated by the Board, the compensation committee, which is comprised solely of independent, non-employee directors (the “Administrator”).

●

Certain Awards are Subject to Clawback Policy. The Board has the authority upon the occurrence of specified events, to cancel certain awards and recoup gains realized from previous awards by any current of former executive officer.

●

Limit on Awards to Non-Employee Directors. The maximum value of awards granted during a single fiscal year under the Omnibus Plan or cash compensation will not exceed $1,000,000 in total value for any participant who is a non-employee director.

If our stockholders approve the amendment and restatement of the Omnibus Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the additional shares available for issuance under the Omnibus Plan.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of January 7, 2024:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (2)(c)

Equity Compensation Plans Approved by Security Holders	1,515,965	0	1,760,218
Equity Compensation Plans Not Approved by Security Holders	0	0	0

Total	1,515,965	0	1,760,218

(1)	Restricted stock units and restricted stock do not provide for an exercise price.

(2)	Includes shares that remain available for issuance under the Omnibus Plan (excluding the securities reflected in column (a)).

Please see “Other Compensation Information—Equity Compensation Plan Information” for this information as of October 31, 2023, which was the last day of our fiscal year 2023.

Plan Summary

The following is a summary of the material terms and conditions of the Omnibus Plan, as amended and restated. This summary, however, does not purport to be a complete description of all provisions of the Omnibus Plan and is qualified in its entirety by reference to the full text of the Omnibus Plan, which is attached to this proxy statement as Exhibit A.

Awards under the Omnibus Plan may be in the form of stock options (either incentive stock options or non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units or other stock-based or cash-based awards.

Authorized Shares. Subject to stockholder approval of the amendment and restatement of the Omnibus Plan, the number of shares of our common stock available for issuance under the Omnibus Plan as of the date of stockholder approval will be 2,872,218. This number of shares does not include awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company or other business acquired by the Company or with which the Company combines. The shares are subject to adjustment or substitution in the event of any merger, reorganization, consolidation, recapitalization or, in the event the Administrator determines that it is appropriate, as a result of any dividend, distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares. Any shares of common stock subject to awards that are forfeited, expired, terminated or otherwise lapse or are satisfied without the issuance of shares will again be available for grants under the Omnibus Plan.

Eligibility. All employees, non-employee directors and consultants are eligible for awards under the Omnibus Plan. As of October 31, 2023, we had 6,543 employees, 9 directors and 181 consultants. As of October 31, 2023, there were 98 participants under the Omnibus Plan. The basis for participation in the Omnibus Plan is the Board’s decision, in consultation with the recommendations of the compensation committee, that an award to an eligible participant will further the Omnibus Plan’s purposes of retaining, attracting, and rewarding non-employee directors and designated key employees and consultants of outstanding ability and motivating eligible participants to exert their best efforts to achieve the Company’s long-term goals. In designating participants under the Omnibus Plan, the Administrator will consider the recommendations of management and the purposes of the Omnibus Plan.

Types of Awards Under the Omnibus Plan. The following principal types of awards are available under the Omnibus Plan.

Stock Options. Options are rights to purchase shares of our common stock at a price and during a period determined by the Administrator. The exercise price of an option will not be less than the fair market value of our common stock on the date of the option grant. Options generally expire no later than 10 years after the date of grant except in the event of death or disability (other than with respect to an incentive stock option).

SARs. A SAR entitles the participant to receive, upon exercise, an amount equal to the excess of (i) the fair market value of one share of our common stock on the date of exercise (or such amount less than such fair market value as the Administrator will determine at any time during a specified period before the date of exercise) over (ii) the grant price of the SAR on the date of grant. The Administrator may award SARs in tandem with any option, any award (other than an option) or without regard to any option or other award. The Administrator will determine the time or times at which a SAR may be exercised or settled in whole or in part.

Restricted Stock/RSUs. Restricted stock is any share issued with the restrictions that (i) the participant may not, for a specified time or times, sell, transfer, pledge or assign such share, (ii) such shares will be forfeited if vesting conditions are not satisfied or upon the participant’s termination of service with the Company, and (iii) with such other restrictions as the Administrator, in its sole discretion, may impose. Restricted Stock Units (“RSUs”) represent the right to receive shares of our common stock in the future, with the right to future delivery of the shares also subject to the recipient’s continued employment or the attainment of performance goals or other events. Restrictions on restricted stock and RSUs may lapse separately or in combination at such times, in installments or otherwise, as the Administrator deems appropriate. The Administrator will determine the form or forms in which payment of the amount owing upon settlement of any RSU may be made.

Other Cash-Based and Share-Based Awards. The Omnibus Plan also authorizes the grant of awards in the form of other stock-based awards or other cash-based awards, as deemed to be consistent with the purposes of the Omnibus Plan. The Administrator will determine the terms and conditions of such awards.

Additional Provisions.

Change of Control. The Administrator will determine and provide in the applicable award agreement, if applicable, the effect, if any, on an award of the occurrence of a change in control of the Company.

Transferability. Under the Omnibus Plan, except as permitted by the Administrator, awards are generally non-transferable other than by will or by the laws of descent and distribution.

Amendment and Termination. The Board can amend, alter or discontinue the Omnibus Plan, but no amendment, alteration or discontinuation can be made that would impair the rights of a participant under any award granted without such participant’s consent or that would increase the total number of shares of common stock reserved under the Omnibus Plan. In addition, stockholder approval may be required with respect to certain amendments, due to stock exchange rules or requirements of applicable law. The Omnibus Plan, unless sooner terminated by the Board, will remain in effect through February 29, 2034.

Clawback Provision for Executive Officers. All awards granted under the Omnibus Plan are subject to “clawback” in accordance with any clawback policy that the Company has adopted and pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual. The Company’s clawback policy requires that any incentive compensation paid to any current or former executive officer is subject to “clawback” if the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements and that such noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the date the restatement was required. Any “clawback” of such incentive compensation under the clawback policy is limited to the portion that the executive should not have received if the financial statements that were required to be restated due to material noncompliance with financial reporting requirements had been reported properly. The Company’s clawback policy does not limit the ability of the Company to pursue forfeiture or reclaim payments under other legal rights. Additionally, the Administrator may generally cancel or require reimbursement of any awards granted under the Omnibus Plan (including time- and performance-based awards) and shares of common stock issued or cash received upon vesting, exercise or settlement of any such award or sale of shares of common stock underlying such award.

U.S. Federal Income Tax Consequences of Awards.

Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option granted under the Omnibus Plan will result in taxable income to the option holder or a deduction to us. In general, if the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss (and we are not entitled to a corresponding deduction). If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price (or, if less, the difference between the amount realized on disposition of the stock and the exercise price). In the case of a disqualifying disposition in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on the sale over the adjusted basis of the stock (that is, in general, the price paid for the stock). We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.

Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

Non-Qualified Stock Options. Options granted under the Omnibus Plan which are not incentive stock options are “non-qualified options.” In general, no income results upon the grant of a non-qualified option. When an option holder exercises a non-qualified option, he or she will generally realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of our common stock over the option price. We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

Restricted Stock and Share-Based Awards. Generally, restricted stock and share-based awards are not taxable to a participant at the time of grant, but instead are included in ordinary income (at the then fair market value less any amount paid for the stock) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of our common stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Restricted Stock Units. Generally, the participant will not be subject to tax upon the grant of an award of RSUs but will recognize ordinary income in an amount equal to the fair market value of any shares received on the date of delivery of the underlying shares of common stock. We will generally be entitled to a corresponding tax deduction.

Stock Appreciation Rights. Generally, the participant will not be subject to tax upon the grant of a stock appreciation right. However, upon the receipt of shares pursuant to the exercise of a stock appreciation right, the participant, generally, will recognize ordinary income in an amount equal to the fair market value of the shares received. The ordinary income recognized with respect to the receipt of shares upon exercise of stock appreciation rights will be subject to any necessary withholding and reporting requirements. Generally, we will not be entitled to a tax deduction upon the grant or termination of stock appreciation rights. However, we will, generally, be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the participant.

This summary is not a complete description of the U.S. Federal income tax aspects of the Omnibus Plan. Moreover, this summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the Omnibus Plan, as well as foreign, state and local tax consequences.

New Plan Benefits

Any awards under the Omnibus Plan will be at the discretion of the Administrator. It is not possible at present to determine the amount or the form of any award that will be granted to any individual during the term of the Omnibus Plan, or to determine the benefits or amounts that would have been received by or allocated to participants for fiscal year 2023 under the Omnibus Plan if the Omnibus Plan was then in effect, as described in the federal proxy rules.

Existing Plan Benefits to Named Executive Officers

The following table sets forth, with respect to each named executive officer, the number of shares subject to awards granted under the Omnibus Plan from plan inception through October 31, 2023. These share numbers do not take into effect awards that have been cancelled or, with respect to options, expired unexercised.

Name and Position	Number of Shares
Mark A. Skonieczny, President, Chief Executive Officer and Interim Chief Financial Officer	599,675
Joseph LaDue, VP, Corporate Controller and Chief Accounting Officer	19,752
Stephen Zamansky, SVP, General Counsel and Secretary	43,776
Rodney N. Rushing, former Chief Executive Officer	1,498,508
Stephen W. Boettinger, former SVP, General Counsel and Secretary	191,180
Christopher M. Daniels, former SVP and Chief Human Resources Officer	163,324
All current executive officers as a group	663,203
All non-employee directors as a group	145,509
All employees, including all current officers who are not executive officers, as a group	7,648,065

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED REV GROUP, INC. 2016 OMNIBUS PLAN.

CORPORATE GOVERNANCE

Corporate Governance

Board Composition

Our business and affairs are managed under the direction of our Board. Our Board is currently composed of ten directors. Our Board recently expanded to include one new director to allow for an orderly transition related to the previously announced retirement of Donn Viola. Simultaneously with the Annual Meeting and the election of the Class I directors, the size of the Board will automatically reduce from ten to nine directors. The number of directors is fixed by our Board, subject to the terms of our amended and restated certificate of incorporation and our amended and restated bylaws.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for a classified Board consisting of three classes of directors, each serving staggered three-year terms as follows:

(1) Our Class I directors are Messrs. Canan, Dutil and Viola and Ms. Steele. Mr. Viola has announced his retirement from the Board when his term expires at the Annual Meeting. Messrs. Canan and Dutil and Ms. Steele are nominated for re-election at the Annual Meeting.

(2) Our Class II directors are Ms. O’Connell and Messrs. Rotroff and Skonieczny, and their terms will expire at the annual meeting of stockholders in 2025.

(3) Our Class III directors are Messrs. Bamatter, Cusumano and Swift, and their terms will expire at the annual meeting of stockholders in 2026.

At each annual meeting of stockholders, upon the expiration of the term of a class of directors, the successor to each such director in the class will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

Independence

The Board has affirmatively determined that all of our directors except Mr. Skonieczny meet the definition of “independent director” under the applicable rules and regulations of the SEC and the applicable listing standards of the NYSE.

Committees of the Board of Directors

Our Board has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. The charter of each committee is available on our website at www.revgroup.com.

Audit Committee

Our audit committee is composed of Messrs. Canan, Dutil and Viola, with Mr. Canan serving as chairman of the committee. Mr. Viola will retire when his term expires at the Annual Meeting, and the resulting vacancy on the audit committee will be filled at that time. Our Board has determined that each member of the audit committee meets the independence requirements under the applicable rules and regulations of the SEC and the applicable listing standards of the NYSE and all members of the audit committee meet the financial literacy requirements under the applicable rules and regulations of the SEC and the applicable listing standards of the NYSE. Our Board has determined that all members of the audit committee qualify as “audit committee financial experts” as defined under SEC rules.

The audit committee’s responsibilities include, among other things:

●	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

●	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

●

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures (including risk factors and forward-looking statements), as well as critical accounting policies and practices used by us;

●	reviewing the adequacy and effectiveness of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●

monitoring the effectiveness of our compliance policies and our compliance with legal and regulatory requirements particularly as they relate to our consolidated financial statements and accounting matters;

●	reviewing and discussing with management risks associated with our business, and our policies on risk assessment and risk management;

●	oversight of our information security program;

●	preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement;

●	reviewing our code of conduct annually;

●	periodically reviewing matters relating to our finance, treasury and tax activities; and

●	reviewing all related person transactions for potential conflict of interest situations and approving any such transactions.

Compensation Committee

Our compensation committee is composed of Messrs. Bamatter, Cusumano and Viola, with Mr. Cusumano serving as chairman of the committee. Mr. Viola will retire when his term expires at the Annual Meeting, and the resulting vacancy on the compensation committee will be filled at that time. The compensation committee’s responsibilities include, among other things:

●

annually reviewing and approving corporate and personal goals and objectives relevant to the compensation of our chief executive officer and all our officers who report directly to the chief executive officer and all our officers who are “insiders” subject to Section 16 of the Exchange Act;

●	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

●	reviewing and making recommendations to the Board with respect to the compensation of our other executive officers;

●	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

●

assessing the independence or the existence of any conflict of interest with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee in accordance with the applicable rules and regulations of the SEC and the applicable listing standards of the NYSE;

●

reviewing and establishing our overall management compensation philosophy and reviewing our executive compensation programs, including our retirement benefits, to determine that they are aligned with our philosophy;

●	assisting the Board in overseeing and administering our equity compensation arrangements and similar plans;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and making recommendations to the Board with respect to director compensation; and

●

reviewing and discussing with management the compensation discussion and analysis, and preparing the compensation committee report, to be included in our annual proxy statement or Annual Report on Form 10-K.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Ms. O’Connell and Messrs. Bamatter and Rotroff, with Mr. Bamatter serving as chairman of the committee. The nominating and corporate governance committee’s responsibilities include:

●

identifying and evaluating Board of Director candidates, including nominees recommended by stockholders, taking into account each candidate’s ability, judgment, diversity and experience and the overall diversity and composition of the Board, and ensuring the candidate pool includes diverse candidates;

●	identifying individuals qualified to become members of the Board;

●	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

●	developing, recommending approval of, and periodically reviewing a set of corporate governance principles that comply with the applicable listing standards of the NYSE;

●	articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities;

●	establishing policies and procedures for the receipt and retention of non-accounting-related complaints and concerns;

●	oversight of our ESG program;

●	reviewing and recommending to the Board practices and policies with respect to the evaluation of directors and the Chief Executive Officer, and overseeing the evaluation process;

●	considering and reporting to the Board any questions of possible conflicts of interest of board of directors members;

●	providing for new director orientation and continuing education for existing directors on a periodic basis; and

●	overseeing management’s practices, procedures and plans relating to succession planning for the Chief Executive Officer and direct reports.

Board Leadership Structure and Role in Risk Oversight

Our Board is currently responsible for overseeing our risk management process. The Board focuses on our general risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and our Compensation Committee has taken to assess and monitor whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking. In addition, our Audit Committee oversees our information security program and any related person transactions.

We currently separate the positions of Chief Executive Officer and Chairman of the Board. The Board believes that such structure is in the best interest of the Company at this time, as it allows for a more effective monitoring and objective evaluation of the performance of management. The Chairman of the Board also acts as the presiding director during executive sessions of non-management directors.

Mr. Bamatter currently serves as the Company’s Chairman of the Board, and Mr. Canan serves as the Lead Independent Director. Alongside Mr. Bamatter, Mr. Canan assists the Chair in managing the governance of the Board and acts as a liaison between the Chair and other directors who were not nominated by (i) American Industrial Partners Capital Fund IV, LP, (ii) American Industrial Partners Capital Fund IV (Parallel), LP and (iii) AIP/CHC Holdings, LLC (collectively, the “Sponsor”). Mr. Canan may also: (i) preside at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors; (ii) have the authority to call meetings of the independent directors; (iii) serve as a contact for interested parties who wish to communicate with independent directors; (iv) provide the Chair with feedback and counsel concerning the Chair’s interaction with the Board and management; (v) work with the Chair to develop Board meeting agendas and meeting schedules; and (vi) periodically meet individually with independent directors and/or the Chief Executive Officer to discuss Board and Committee performance, effectiveness and composition; and (vii) provide leadership to the Board if circumstances arise in which the role of the Chair may be, or may be perceived to be, in conflict.

Corporate Governance Guidelines and Code of Conduct

We have adopted corporate governance guidelines and a code of conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our corporate governance guidelines and code of conduct are available on our website. We intend to disclose any amendments to such documents, or any waivers of their requirements applicable to certain officers, on our website at www.revgroup.com.

Hedging and Pledging Policy

Without the consent of our Board, we prohibit all our directors, our executive officers and our employees from engaging in short sales of our securities; transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities; and hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, designed to decrease the risks of ownership of our securities. Our executive officers and directors are also generally prohibited from pledging any of our securities that they hold directly or have received as equity compensation.

Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met five times during fiscal year 2023. The audit committee met four times, the compensation committee met four times and the nominating and corporate governance committee met four times. During fiscal year 2023, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Each then-current Board member attended the 2023 annual meeting of stockholders.

Stockholder Communications with the Board; Stockholder Recommendations

Should stockholders or other interested parties wish to communicate with the Board, non-management directors as a group or any specified individual directors, such correspondence should be sent to the attention of Stephen Zamansky, Secretary of the Board at 245 S. Executive Drive, Suite 100, Brookfield, Wisconsin 53005. The Secretary of the Board will forward correspondence relating to a director’s duties or responsibilities to the specified recipient. Correspondence of a marketing nature, or that is unrelated to a director’s duties and responsibilities may be discarded or otherwise addressed by the Secretary.

The Nominating and Corporate Governance Committee will consider persons recommended by stockholders to become director nominees for election in accordance with the criteria described below. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee.

Director Nomination Considerations

In making recommendations to the Company’s Board of nominees to serve as Directors, the Nominating and Corporate Governance Committee will examine each Director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, including strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, industry knowledge and experience, and diversity (including age, gender identity, race, sexual orientation, physical ability, ethnicity, background and perspective). Consistent with this philosophy, the Nominating and Corporate Governance Committee is committed to including in each search candidates who reflect diverse backgrounds, including, but not limited to, diversity of gender and race, and will direct search firms to include women and minority candidates in recommended pools as well.

Subject to any contractual obligations, the Board believes the following minimum qualifications must generally be met by a Director nominee to be recommended by the Nominating and Corporate Governance Committee:

●	Each Director must display, and have a reputation for, high personal and professional ethics, integrity and values.

●	Each Director must have demonstrated sound business judgment.

●

Each Director must be accomplished in his or her respective field as an active or former executive or senior leader of a public or private organization, with broad experience at the administrative and/or policy making level in business, government, education, technology or public interest.

●	Each Director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

●	Each Director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

●	Each Director must have sufficient time available to devote to activities of the Board of Directors and to developing a complete understanding of the Company’s business and markets.

The Board also believes Directors should be selected so the Board is balanced with each Director contributing talents, skills, and experiences that the Board needs as a team, supplementing existing resources and providing talent for future needs so that the Board is a diverse body.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation” and “Director Compensation.”

Amended and Restated Shareholders Agreement

We are party to an amended and restated shareholders agreement with the Sponsor, entities affiliated with J.P. Morgan Securities LLC (the “JPM Holders”) and certain of our existing stockholders (the “Shareholders Agreement”) that we entered into in connection with our IPO. Pursuant to the Shareholders Agreement, the Sponsor has the following rights so long as it beneficially owns at least 15% of the then outstanding shares of our common stock:

●	to nominate the greater of five members of the Board or a majority of directors;

●	to designate the Chairman of our Board and one member to each of the audit committee, the compensation committee and the nominating and corporate governance committee;

●	to approve the commencement of any proceeding for the voluntary dissolution, winding up or bankruptcy of the Company or any material subsidiary;

●	to approve any non-pro rata reduction to the share capital of the Company or any material subsidiary, except as required by law;

●

to approve amendments to the amended and restated certificate of incorporation and amended and restated bylaws that would change the name of the Company, its jurisdiction of incorporation, the location of its principal executive offices, the purpose or purposes for which the Company is incorporated or the approval requirements as provided in the Shareholders Agreement;

●	to approve special dividends greater than $10 million;

●

to approve any merger, amalgamation or consolidation of the Company or the spin-off of a business of the Company with assets in excess of 15% of the consolidated assets or revenues of the Company and its subsidiaries;

●	to approve the sale, conveyance, transfer or other disposition of all or more than 15% of the consolidated assets or revenues of the Company and its subsidiaries; and

●	to approve any designation to the Board contrary to the Shareholders Agreement or the amended and restated certificate of incorporation and amended and restated bylaws.

In addition, for so long as the Sponsor beneficially owns at least 15% of the then outstanding shares of our common stock, the Sponsor is entitled to certain information rights, including the right to consult with and advise senior management, to receive quarterly and annual financial statements and to review our books and records. We are also required to cooperate with the Sponsor in connection with certain pledges of our shares or grants of security interests in respect thereof, including in connection with margin loans.

The Shareholders Agreement also provides for the reimbursement of certain expenses that the Sponsor incurs in connection with providing management services to us. During fiscal year 2023, reimbursements of expenses to the Sponsor for management services totaled $0.3 million.

The Shareholders Agreement will automatically terminate when the Sponsor ceases to beneficially own, directly or indirectly, at least 15% of the then outstanding shares of our common stock.

Registration Rights Agreement

We are party to a registration rights agreement with the Sponsor, the JPM Holders and certain other existing stockholders (each, a “Stockholder” and together, the “Stockholders”), each of which is entitled to certain demand and piggyback registration rights. As of January 10, 2024, the Stockholders held an aggregate of approximately 28,272,855 million shares of our common stock, or approximately 47.3% of the voting power of our common stock outstanding. The registration rights described below will expire on the date on which the securities subject to the registration rights agreement may be sold by the holder in a single transaction pursuant to Rule 144 promulgated under the Securities Act.

Demand Registration Rights. Subject to certain requirements and other limitations in the registration rights agreement, the Sponsor may request that we register all or a portion of their shares. Any such request must cover a quantity of shares with an anticipated aggregate offering price of at least $50.0 million. To the extent we are a well-known seasoned issuer, the Stockholders making a demand registration may also request that we file an automatic shelf registration statement on Form S-3 that covers the registrable securities requested to be registered. Depending on certain conditions, we may defer a demand registration for up to 90 days in any 12-month period. These demand registration rights remain available to the Sponsor but are no longer available to the remaining Stockholders, since upon completion of the secondary offering in June 2021, the Stockholders ceased to beneficially own a majority of the Company’s common stock.

Piggyback Registration Rights. In the event that we propose to register any of our securities under the Securities Act, either for our account or for the account of our other security holders, the Stockholders will be entitled to certain piggyback registration rights allowing each to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, the holders of these shares are entitled to notice of the registration.

Transfer Restrictions. The registration rights agreement contains certain transfer restrictions applicable to the parties thereto. Without the consent of the Sponsor, and subject to certain exceptions, no party to the registration rights agreement will be permitted to transfer their shares of our common stock except in a registered offering being conducted pursuant to, and in accordance with the terms of, the registration rights agreement.

Expenses; Indemnification. The registration rights agreement provides that we must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration. The registration rights agreement contains customary indemnification and contribution provisions.

Indemnification Agreements

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law. In addition, we have entered into customary indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Person Transactions Policy

We have a formal, written policy with respect to the review, approval, ratification and disclosure of related person transactions. The policy requires that a “related person” (as defined in Item 404 of the SEC’s Regulation S-K) or the business leader responsible for entering into the “related person transaction” (as defined in Item 404 of the

SEC’s regulation S-K) on our behalf, must, prior to entering into the related person transaction, notify our General Counsel and the chairman of our audit committee of the facts and circumstances of the proposed transaction. Under the policy, our audit committee, and, in limited circumstances, the chairman of our audit committee, is responsible for reviewing the facts and circumstances and determining whether to approve the related person transaction. In particular, our policy requires our audit committee to consider, among other factors it deems appropriate:

●	the related person’s relationship to us and interest in the transaction;

●	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

●	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;

●	the benefits to us of the proposed transaction;

●	if applicable, the availability of other sources of comparable products or services; and

●	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The audit committee (or audit committee chairman) may only approve those transactions that it determines, in good faith, are in, or are not inconsistent with, our best interests and those of our stockholders.

DIRECTORS

The following table sets forth the name, age as of January 10, 2024 and position of the nominees for election at the Annual Meeting and current directors of REV Group, Inc. whose terms extend past the Annual Meeting. The following also includes certain information regarding our directors’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors (information for Messrs. Canan and Dutil and Ms. Steele is set forth above in “Proposal No. 1 Election of Directors”).

Name	Age	Position
Mark A. Skonieczny	54	President, Chief Executive Officer, Interim Chief Financial Officer and Director
Paul Bamatter(2)(3)	67	Director, Chairman
Jean Marie “John” Canan(1)	67	Lead Independent Director
Dino Cusumano(2)	49	Director
Charles Dutil(1)	57	Director
Maureen O’Connell (3)	62	Director
Joel Rotroff(3)	41	Director
Kathleen M. Steele	48	Director
Randall Swift	57	Director

(1)	Member of the audit committee

(2)	Member of the compensation committee

(3)	Member of the nominating and corporate governance committee

Mark A. Skonieczny

Mr. Skonieczny has served as a member of our Board of Directors since January 2023. He has served as President and Chief Executive Officer (“CEO”) of the Company since May 2023. Prior to becoming CEO, he served as the Company’s Interim CEO from January 2023 to May 2023 and has served as Chief Financial Officer (“CFO”) since June 2020. Prior to joining REV, Mr. Skonieczny served as the Vice President and Corporate Controller at Adient PLC from 2016 through 2019. During this time, Mr. Skonieczny also held additional responsibilities as Vice President of Finance for the Global Seating Business. From 1999 through 2016, Mr. Skonieczny held numerous finance roles at Johnson Controls Inc. including Vice President of Corporate Development, Vice President of Finance – Power Solutions Business and Vice President of Finance – Building Efficiency. Mr. Skonieczny began his career as a certified public accountant with Coopers & Lybrand in 1991 and earned a bachelor’s degree in accounting from Michigan State University. Because of his extensive accounting, operational finance and business experience we believe Mr. Skonieczny is well qualified to serve on our Board.

Paul Bamatter, Chairman

Mr. Bamatter has served as a member of our Board of Directors since 2016. Mr. Bamatter served as a Vice President and Secretary of REV and many REV subsidiaries from 2008 until 2016. He is also a Senior Advisor and was previously a Partner and Chief Financial Officer at American Industrial Partners, an organization he joined in 2005. Previously, he served as Chief Financial Officer and Chief Operating Officer of Consoltex Holdings, Inc. Mr. Bamatter also served as a Senior Manager at PricewaterhouseCoopers, where he managed the worldwide audits for several banking and manufacturing multinational businesses. Mr. Bamatter graduated from Bishop’s University with a Bachelor of Business Administration degree in accounting and finance. Mr. Bamatter earned his Chartered Accountancy designation in Canada in 1981. Because of his significant academic training, current and previous financial experience and his deep knowledge of REV’s operating history, we believe Mr. Bamatter is well qualified to serve on our Board.

Dino Cusumano

Mr. Cusumano has served as a member of our Board of Directors since 2016. He is a partner at American Industrial Partners, an organization he joined in 2000. Previously, he served in the Investment Banking Department of J.P. Morgan & Co. Inc., where he worked on merger and acquisition and capital raising transactions, primarily in the industrial sector. Mr. Cusumano graduated from the University of Notre Dame, where he received a Bachelor of Business of administration degree in finance. He is a CFA charter holder. Because of his extensive financial and investing background and his deep knowledge of REV’s history and organization, we believe Mr. Cusumano is well qualified to serve on our Board.

Randall Swift

Mr. Swift has served as a member of our Board of Directors since March 2020. He is an Operating Partner at American Industrial Partners, an organization he joined in 2015. Prior to joining American Industrial Partners, he served as the President and CEO of a number of diverse industrial businesses including Heil Trailer International as well as several of the predecessor companies to REV Group, Inc. (Capacity of Texas, Collins Industries and Allied Specialty Vehicles Inc.). Prior to his affiliation with American Industrial Partners, Mr. Swift held various management positions within the Cummins distributor organization. Mr. Swift is an engineer by education with a Bachelor of Science in electrical engineering from Minnesota State University. Because of his operational and industrial expertise, we believe Mr. Swift is well qualified to serve on our Board.

Maureen O’Connell

Ms. O’Connell has served as a member of our Board of Directors since August 2023. Ms. O’Connell has extensive experience in executive leadership and board positions in a variety of industries, including media, education, digital, retail, technology, professional services, biotech, pharma, homebuilding, real estate and insurance. Ms. O’Connell also serves as a Board Member for ISACA, HH Global Ltd., Northwest Healthcare Properties REIT and Acacia Research Corporation. From 2007 to 2017, Ms. O’Connell served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Scholastic, Inc. Ms. O’Connell is also a National Association of Corporate Directors certified Director. Because of her extensive finance, operations, supply chain and technology background and financial expertise gained through multiple finance roles at public companies, we believe Ms. O’Connell is well qualified to serve on our Board.

Joel Rotroff

Mr. Rotroff has served as a member of our Board of Directors since 2016. Mr. Rotroff is a partner at American Industrial Partners, an organization he joined in 2012. Mr. Rotroff previously served as an analyst and associate at Baird Private Equity from 2006 to 2010. Prior to his employment with Baird Private Equity, Mr. Rotroff worked in the Healthcare group in the Investment Banking Division of Piper Jaffray & Co. Prior to Piper Jaffray & Co., Mr. Rotroff worked as a member of the Business Planning team at Boston Scientific. Mr. Rotroff holds a Bachelor of Science degree in biomedical engineering from the University of Wisconsin, with honors and distinction, a Master of Engineering degree from Duke University and a Master of Business Administration degree from the J.L. Kellogg School of Management at Northwestern University. Because of his extensive financial experience, we believe Mr. Rotroff is well qualified to serve on our Board.

EXECUTIVE OFFICERS

The following table sets forth the name, age as of January 19, 2024 and position of the individuals who currently serve as the executive officers of the Company. The following also includes certain information regarding our officers’ individual experience, qualifications, attributes and skills (information for Mr. Skonieczny is set forth above in the “Directors” section in this proxy statement).

Name	Age	Position
Mark A. Skonieczny	54	President, Chief Executive Officer, Interim Chief Financial Officer and Director
Joseph LaDue	44	VP, Corporate Controller and Chief Accounting Officer
Stephen Zamansky	53	SVP, General Counsel and Secretary

Joseph LaDue, Vice President, Corporate Controller and Chief Accounting Officer

Mr. LaDue serves as Vice President, Corporate Controller and Chief Accounting Officer of REV. Prior to his appointment as Chief Accounting Officer of the Company in December 2022, Mr. LaDue, 44, previously served as Corporate Controller of the Company since January 2021 and Assistant Corporate Controller of the Company since December 2018. Prior to joining the Company, Mr. LaDue spent 13 years in public accounting, including as a Senior Audit Manager at KPMG LLP. Mr. LaDue is a CPA and holds a master’s degree in accounting from the University of Nebraska – Lincoln and a bachelor’s degree in accounting from the University of Wisconsin – Milwaukee.

Stephen Zamansky, Senior Vice President, General Counsel and Secretary

Mr. Zamansky has served as Senior Vice President, General Counsel and Secretary of REV since October 2023. Mr. Zamansky, 53, previously served as the Senior Vice President, General Counsel and Secretary at Cooper Tire & Rubber Company from April 2011 through June 2021. Prior to Cooper Tire, he held the same title at Essar Minerals Americas Inc. from 2008 through 2011, and previously served as General Counsel of Titan Energy and DSL.net, Inc. Mr. Zamansky obtained his law degree from Boston College Law School and holds a bachelor’s degree from the University of Michigan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation of our named executive officers is determined under our compensation program for senior executives. This program is overseen by the Board and its compensation committee (referred to as the “Compensation Committee”). The Board determines the compensation of our executive officers in consultation with the recommendations of the Compensation Committee.

This compensation discussion and analysis focuses on our executive officers listed in the Summary Compensation Table and the other compensation tables below (referred to as our “named executive officers”). Our named executive officers for fiscal year 2023 include our (i) executive officers who served in the roles of our principal executive officer and principal financial officer during fiscal year 2023, (ii) two next most highly compensated executive officers during fiscal year 2023, and (iii) executive officers whose employment with the Company terminated during fiscal year 2023, but who would otherwise have been named executive officers. Our named executive officers for fiscal year 2023 were:

●	Mark A. Skonieczny, President, Chief Executive Officer and Interim Chief Financial Officer;

●	Joseph LaDue, VP, Corporate Controller and Chief Accounting Officer;

●	Stephen Zamansky, SVP, General Counsel and Secretary;

●	Rodney N. Rushing, former Chief Executive Officer;

●	Stephen W. Boettinger, former SVP, General Counsel and Secretary; and

●	Christopher M. Daniels, former SVP and Chief Human Resources Officer.

On December 18, 2022, Mr. LaDue was promoted to VP, Corporate Controller and Chief Accounting Officer. Messrs. Rushing, Boettinger and Daniels’ employment with the Company terminated on January 26, April 28 and June 30, 2023, respectively. On January 27, 2023, the Board elected Mr. Skonieczny as Interim President and Chief Executive Officer, in addition to his then-role of Chief Financial Officer. On May 18, 2023, the Board elected Mr. Skonieczny as the Company’s permanent President and Chief Executive Officer, and he continued serving as Interim Chief Financial Officer. On October 30, 2023, Mr. Zamansky joined the Company as SVP, General Counsel and Secretary.

Principal Objectives of Our Compensation Program for Named Executive Officers

Our executive team is critical to our success and to building value for our stockholders. The principal objectives of our executive compensation program are to:

●	attract, retain and motivate high-caliber executive officers by providing a total compensation program that takes into consideration competitive market requirements and strategic business needs;

●	clearly align the financial interests of executive officers with those of our stockholders;

●	encourage behavior consistent with our values and reinforce ethical business practices; and

●	appropriately reward executive officers for creating long-term stockholder value.

Compensation Setting Process

Our Chief Executive Officer recommends both the contractual and discretionary compensation of the named executive officers, other than himself, to our Board. Our Board has historically had overall responsibility for overseeing our executive compensation policies and compensation plans and programs, with the assistance of our Compensation Committee. In consultation with our Chief Executive Officer, our Compensation Committee and

Board review our achievements as a company and those of our executive officers when determining the specific type and level of compensation of our named executive officers.

We believe the levels of compensation we provide should be competitive, reasonable and appropriate to attract and retain talent to meet our business needs. In addition to certain information provided by Aon Consulting, Inc. (“Aon”), with respect to executive officer and director compensation matters as discussed below, we have informally considered the competitive market for corresponding positions within comparable geographic areas and companies of similar size, industry and stage of development. The Board and the Company have also used a defined peer group for benchmarking executive pay levels and practices. The Board reviewed various data provided by our compensation consultants and selected the following twelve peer companies:

Alamo Group Inc.

Astec Industries, Inc.

Blue Bird Corporation

Federal Signal Corporation

Hyster-Yale Materials Handling, Inc.

LCI Industries

Miller Industries, Inc.

The Manitowoc Company, Inc.

The Shyft Group, Inc.

Titan International, Inc.

Wabash National Corporation

Winnebago Industries, Inc.

For fiscal year 2023, Titan International, Inc was added as a peer company and Oshkosh Corporation and Thor Industries, Inc were removed as peer companies. These changes were made to ensure the peer group continues to contain companies of similar size (both in terms of revenue and market capitalization) and industry.

Compensation was determined with the application of subjective discretion rather than by applying a rigid formula or matrix to set total compensation in relation to compensation paid by peer companies. Our historical approach has been to consider competitive compensation practices and other factors, such as how much compensation was necessary to recruit and retain an executive officer, as well as individual performance.

For the named executive officers (other than our Chief Executive Officer), our Chief Executive Officer has considered each named executive officer’s responsibilities and prior experience. Our Chief Executive Officer then consults with the Compensation Committee and Board on his recommendations regarding base salary increases, formula based and discretionary bonus and incentive amounts and equity award amounts and advises them regarding the compensation program’s ability to attract, retain and motivate executive talent. These recommendations reflect compensation levels that our Chief Executive Officer believes are commensurate with each named executive officer’s individual qualifications, experience, responsibility level, functional role, knowledge, skills and individual performance, as well as our Company’s performance and competitive offerings, and the peer company benchmarking data.

In determining our Chief Executive Officer’s compensation, the Board takes into consideration our performance, our Chief Executive Officer’s contribution to that performance and the desire to retain and motivate the Chief Executive Officer, and the peer company benchmarking data.

The Compensation Committee assists the Board in the administration of our executive compensation program in accordance with its charter, including making recommendations to our Board for approval of various matters.

Role of Compensation Consultant

Aon provides guidance and advice on compensation-related matters. We use a proprietary job grading system, as well as broad-based salary survey data, from Willis Towers Watson. The aggregate cost to the Company of these additional products and services did not exceed $120,000 during fiscal year 2023. In connection with our engagement of both Aon and Willis Towers Watson, our Board conducted an assessment of potential conflicts of interest of each of Aon and Willis Towers Watson, and no conflicts of interest relating to either of their services were identified.

Shareholder Engagement and Say-on-Pay Vote

We are committed to open and ongoing communication with our shareholders, including with respect to executive compensation and corporate governance matters.

At our 2023 Annual Meeting, our shareholders approved by more than 98% of the votes cast, on an advisory basis, the 2022 compensation of our named executive officers. The Compensation Committee has carefully considered the results of the advisory vote and believe that those results validate our executive compensation program, performance assessment and decision-making process.

Elements of Compensation

The following is a discussion of the primary elements of the compensation for each of our named executive officers.

Annual Base Salary

We believe that providing each of our named executive officers a competitive annual base salary is an important component of compensation. A competitive annual base salary provides a degree of financial stability to our named executive officers that enhances their performance on behalf of our stockholders and is critical to recruiting and retaining our named executive officers. We do not have formal written policies or guidelines for setting or adjusting the annual base salary of our named executive officers but instead make a subjective determination based on certain factors that we believe are relevant. Specifically, we will consider the executive’s experience, responsibilities and unique leadership skills as well as any changes in the competitive market environment. For fiscal year 2023, survey and proxy data were considered in recommendations made by the Chief Executive Officer to the Board for changes in the base salaries of the other executive officers, if any. For fiscal year 2023, survey and proxy data were also considered in recommendations made to the Board for changes in the base salaries of our Chief Executive Officer. Any changes were consistent with market data, the experience and performance of the executive officers.

Annual Cash Incentive Program

An annual cash incentive program is recognized as a competitive element of executive compensation and is critical to recruiting and retaining our named executive officers. Further, it incentivizes our named executive officers to achieve annual results in line with the expectations of our shareholders. For fiscal year 2023, our named executive officers participated in the REV Group Management Incentive Plan, which we refer to as the MIP. The MIP metrics, targets and weighting used to calculate payments for the named executive officers were based on full Company performance and were the same as those used for calculating MIP payment for all corporate employees. The MIP calculations for employees at a division or business unit level used similar types of metrics as the corporate MIP, but the metrics and targets were based at least partially on division and/or business unit performance, and weighting between metrics differed based on an employee’s division or business unit position. Under the MIP, incentive payments for named executive officers are based on each named executive officer’s incentive target and the achievement of company performance metrics as well as individual performance metrics as set forth below. The Board, in its discretion, may increase or reduce the size of any payout under the MIP. For fiscal year 2023, the incentive targets for our named executive officers, as a percentage of base salary, were as follows:

●	Mark A. Skonieczny— prorated during the year: 100% target for 6.5 months for his term as CFO and interim CEO; 120% for his term as CEO.

●	Joseph LaDue—40%

●	Stephen Zamansky—not eligible for MIP for fiscal year 2023 due to the timing of his hire date in relation to our fiscal year.

●	Rodney N. Rushing—not eligible for MIP for fiscal year 2023 due to termination of employment.

●	Stephen W. Boettinger— not eligible for MIP for fiscal year 2023 due to termination of employment.

●	Christopher M. Daniels— not eligible for MIP for fiscal year 2023 due to termination of employment.

Whether named executive officer participants of the MIP would be eligible to receive incentive payments was determined based on a combination of the Company’s annual Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and adjusted for certain items the Company believes are not indicative of the company’s ongoing operating performance) and annual average net working capital as a percent of sales (“Average NWC”). Adjusted EBITDA is a non-GAAP metric that represents net income before interest expense, income taxes, depreciation and amortization, adjusted for other one-time and noncash expense items. The annual corporate targets for fiscal year 2023 were established at $130 million of Adjusted EBITDA and Average NWC of 14.7%. Threshold performance levels of both 90% of Adjusted EBITDA target and 75% of NWC target must be met before any annual incentive payments are made to our named executive officers. At 75-90% of NWC target and 90% of Adjusted EBITDA target, MIP participants receive 15% of the annual portion of their individual incentive target. At 90% achievement of annual targets, MIP participants receive 30% of the annual portion of their individual incentive target. At 100% achievement of annual targets, MIP participants receive 100% of the annual portion of their individual incentive targets. Participants can achieve a maximum incentive payment of 200% of individual incentive target if annual Adjusted EBITDA is 20% better than target and Average NWC is 20% better than target. For fiscal year 2023, a MIP payout factor of 180% was achieved; the Company’s annual Adjusted EBITDA met 120% of target and the Average NWC met 110% of target.

Participants’ calculated MIP may be adjusted by an Individual Performance Factor that can adjust each participants’ calculated award up or down by 20% based on their individual performance. Our Board has discretion to adjust the MIP payout for our Chief Executive Officer. Our Chief Executive Officer may recommend adjustments to the MIP payouts of the other named executive officers to our Board. Criteria used to determine if an award will be adjusted is based on performance on individual goals, including impact to business results, and demonstration of REV Behaviors and how results are achieved.

REV Behaviors are a list of expectations for employees, supervisors/managers and senior leaders across the organization. The REV Behaviors pair our values with concrete descriptions of how we work and the way we get things done. We use the REV Behaviors in many of our key people processes, including interviewing, individual performance goal plans, performance reviews, and individual performance factor adjustments for our MIP and LTIP. REV behaviors don’t denote “what” an employee does on the job, but rather “how” they get their work done.

Long-Term Equity Compensation

Our shareholder approved omnibus incentive plan (“Omnibus Plan”) provides for the grant of incentive and non-qualified stock options, SARs, restricted stock, RSUs, performance awards, deferred awards, other share-based awards and other cash-based awards.

The Board, or, to the extent authority is delegated by the Board, the Compensation Committee or other committee (each, an, “Administrator”) will determine the effect of a termination of employment or service on outstanding awards, including whether the awards will vest, become exercisable, settle or be forfeited. Under the Omnibus Plan, in the event of a change in control, except as otherwise provided in the applicable award agreement, the Administrator may provide for: (1) continuation or assumption of outstanding awards under the Omnibus Plan by us (if we are the surviving corporation) or by the surviving corporation or its parent; (2) substitution by the surviving corporation or its parent of awards with substantially the same terms and value as such outstanding awards under the Omnibus Plan; (3) acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) or the right to exercise outstanding awards immediately prior to the date of the change in control and the expiration of awards not timely exercised by the date determined by the Administrator; or (4) in the case of outstanding stock options and SARs, cancelation in consideration of a payment in cash or other consideration equal to the intrinsic value of the award. For a description of the Company’s Omnibus Plan, please refer to “Proposal No. 5 – Approval of Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan” section in this proxy statement.

For fiscal year 2023, our named executive officers received grants of restricted stock awards (“RSAs”) or Restricted Stock Units (“RSUs”), or (in the case of Mr. Skonieczny upon his promotion to President and Chief Executive Officer) Performance Shares Units (“PSUs”). These grants provide long-term incentives to our named executive officers while aligning their interests with our stockholders. RSAs and RSUs generally vest in equal, annual installments over a four-year period, but may have a shorter vesting period, as in the case of new hires who are forfeiting compensation to previous employers. PSUs generally vest upon attainment of specific performance measures. When determining each named executive officer’s award, we considered market compensation data, the executive’s performance, experience, responsibilities and unique leadership skills, as well as the retentive effect of the equity award. In fiscal year 2023, we did not grant any stock options under the Omnibus Plan to our named executive officers.

Participants’ annual equity awards may be adjusted by an Individual Performance Factor that can adjust each participants’ award up or down by 50% based on their individual performance. Our Board has discretion to adjust the equity award for our Chief Executive Officer. Our Chief Executive Officer may make recommendations to adjust equity awards of the named executive officers to our Board. Criteria used to determine if an award will be adjusted is based on performance on individual goals, including impact to business results, and demonstration of REV Behaviors and how results are achieved.

We anticipate that we will continue to use equity awards as an integral part of our executive compensation program. Equity awards are an important component of compensation for named executive officers and other executive leadership positions. REV Group provides annual equity awards in alignment with market compensation practices and to align interests with our stockholders.

Employment Arrangements with Named Executive Officers

Offer Letters

Each of our named executive officers received an offer letter from the Company that follows a common template and sets forth the named executive officer’s annual base salary and cash incentive payment based on a target level of annual base salary.

Severance and Change in Control Agreements

We maintain a severance policy (the “Severance Policy”), and, in addition, each of our named executive officers have signed a Change in Control Severance Agreement (the “CIC Agreements”). The purpose of the Severance Policy and the CIC Agreements is to provide reasonable and consistent severance benefits upon qualifying termination events. The severance policy and CIC Agreements are described in more detail below under “—Potential Payments Upon Termination or Change in Control”.

Restrictive Covenant Agreements

Each of our named executive officers is a party to the REV Restrictive Covenant Agreement (the “Restrictive Covenant Agreement”), which provides that during the employment period and for one year following a termination of employment, the named executive officer will not, directly or indirectly, solicit our employees or customers. The Restrictive Covenant Agreement also prevents each named executive officer from directly or indirectly competing with the Company during the employment period and for one year following a termination of employment. The Restrictive Covenant Agreement contains a perpetual nondisclosure covenant.

Special Arrangements with our Named Executive Officers in Fiscal Year 2023

In connection with his appointment as the Company’s Interim President and Chief Executive Officer effective January 27, 2023, we granted Mr. Skonieczny (i) an incremental monthly cash payment of $40,000 (which continued to be payable through the end of September 2023), plus a $5,000 carryover payment made in October 2023, (ii) 20,000 shares of restricted stock vesting on December 31, 2023, (iii) an increase in his severance benefit from 12 to 18 months of salary continuation in the event his employment is terminated without cause, (iv) an extension of his moving allowance for an additional two years and (v) a fiscal year 2023 cash bonus opportunity equal to 100% of his base salary. In connection with his appointment as the Company’s President and Chief Executive Officer, we entered into an offer letter with Mr. Skonieczny on May 17, 2023 providing that Mr. Skonieczny (i) will receive an initial annual base salary of $900,000 and (ii) will be eligible to participate in the MIP for fiscal year 2023, prorated between 100% of his prior salary and 120% of his new salary based on Company and individual performance. Additionally, we granted Mr. Skonieczny (i) an initial restricted stock award of 80,000 shares, vesting in equal 25% annual installments beginning on December 31, 2023, (ii) an additional performance share unit award equivalent to $1,800,000, or 169,651 PSUs, which will vest upon achieving $180,000,000 Adjusted EBITDA in any trailing four-quarter period up to April 30, 2026 and (iii) an LTIP target of 300% of his base salary for fiscal year 2024.

In connection with Messrs. Rushing, Boettinger and Daniels’ termination of employment in fiscal year 2023, the Company entered into a separation agreement. Each separation agreement includes confidentiality and non-disparagement covenants, as well as a release of claims in favor of the Company and its affiliates. For a discussion of the severance payments made to each executive, please refer to the “Payments Made - Potential Payments Upon Termination or Change in Control” section in this proxy statement.

Other Benefits

Retirement Plan

We maintain a qualified defined contribution 401(k) plan for all of our employees. Our named executive officers participate in this plan on the same basis as our employees generally. Under the plan, employees may elect to defer eligible pay up to the annual maximum allowed under the Internal Revenue Code. The Company makes a safe harbor matching contribution equal to 100% of the first 3% of salary contributed by a participating employee, and a 50% matching contribution of the next 2% of salary contributed by a participating employee, for a total employer matching contribution of 4%. Company matching contributions begin after enrollment, and participating employees are 100% vested immediately in such contributions.

Deferred Compensation Plan

Our named executive officers and all of our highly compensated employees (as defined in the Internal Revenue Code) are eligible to participate in the REV Group, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Eligibility to participate in the deferred compensation plan is limited to a select group of management or highly compensated employees. Participants are permitted to defer between 1% and 100% of their base salary and annual incentive payment. Participants select the allocation of their accounts among investment indices selected by the Company. The Company does not provide matching contributions to participants of the deferred compensation plan. Our Board may amend the plan at any time, as long as such amendment does not have any retroactive effect to reduce any amounts allocated to a participant’s accounts. None of our named executive officers currently participate in the deferred compensation plan.

Health, Welfare and Other Benefit Plans

Our named executive officers are entitled to the same health and welfare benefits as our employees generally, including medical, dental and vision insurance, as well as flex and health savings accounts, life insurance, short-term disability insurance (fully paid by the Company), long-term disability insurance, accident insurance and critical illness insurance.

We offer relocation benefits to newly hired named executive officers as necessary. Our named executive officers did not receive any other perquisites in fiscal year 2023 and we do not provide any named executive officer with any tax gross-ups or other reimbursement for amounts the executive officer might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code or otherwise.

Compensation Risk Assessment

Our Compensation Committee has performed a review of compensation policies and practices for all of our employees and has concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Stock Ownership Guidelines

We believe it is important for our named executive officers to be owners in the Company to ensure the alignment of their goals with the interests of our stockholders. We established guidelines of equity ownership for our Chief Executive Officer equivalent to five times his base salary and for our other named executive officers equivalent to three times their respective base salaries. Further, the guidelines also expect independent directors who are not employed by American Industrial Partners to own equity equal to three times their annual cash retainer for serving on the board, if any. Each has a transition period of five years to meet the requirements set forth in the guidelines to the extent they are not currently in compliance with this guideline. As of the date hereof, our named executive officers and directors have either achieved these guidelines or are on track to achieve the guidelines within the required five-year period. The Compensation Committee reviews the stock ownership of the executive officers and directors on an annual basis to ensure compliance with the ownership guidelines. In early fiscal year 2024, we updated our stock ownership guidelines, such that our executive officers who report to the Chief Executive Officer must obtain the equivalent to three times their base salaries, and other executive officers must obtain the equivalent to two times their base salaries.

Clawback Provision for Executive Officers

Any MIP award, or grant through the Omnibus Plan, is subject to “clawback” in accordance with any clawback policy that the Company has adopted and pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual. The Company’s clawback policy requires that any incentive compensation paid to any current or former executive officer is subject to “clawback” if the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements and that such noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the date the restatement was required. Any “clawback” of such incentive compensation under the clawback policy is limited to the portion that the executive should not have received if the financial statements that were required to be restated due to material noncompliance with financial reporting requirements had been reported properly. The Company’s clawback policy does not limit the ability of the Company to pursue forfeiture or reclaim payments under other legal rights. Additionally, the Administrator may generally cancel or require reimbursement of any awards granted under the Omnibus Plan (including time- and performance-based awards) and shares of common stock issued or cash received upon vesting, exercise or settlement of any such award or sale of shares of common stock underlying such award.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally imposes a $1 million cap on federal income tax deduction for compensation paid to our Chief Executive Officer and to certain other highly compensated officers during any fiscal year. The Board and our Compensation Committee continues to have the flexibility to pay nondeductible compensation if it believes it is in the best interests of the Company, including when it believes such payments are appropriate to attract and retain executive talent.

Any equity awards that may be granted to our employees, including our executive officers, pursuant to the Omnibus Plan or any other long-term incentive plans that we may adopt, will be reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with FASB Accounting Standards Codification, Topic 718, “Compensation—Stock Compensation.”

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by or paid to each of our named executive officers during fiscal years 2023, 2022 and 2021.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Mark A. Skonieczny, President, Chief Executive Officer and Interim Chief Financial Officer (5)	2023 2022 2021	669,290 484,100 470,000	325,000 — —	3,509,597 1,651,350 674,038	1,377,158 — 391,275	13,200 12,200 15,780	5,894,245 2,147,650 1,551,093

Joseph LaDue, VP, Corporate Controller and Chief Accounting Officer (6)	2023	226,165		112,032	162,839	9,513	510,549

Stephen Zamansky, SVP, General Counsel and Secretary (6)	2023	3,462		623,370			626,832

Rodney N. Rushing, Former Chief Executive Officer	2023 2022 2021	242,846 902,000 880,000	— —	2,590,487 (6) 2,556,830 3,810,528	— 1,172,160	696,621 12,200 11,600	3,529,954 3,471,030 5,874,288

Stephen W. Boettinger, Former SVP, General Counsel and Secretary	2023 2022 2021	221,453 417,685 404,229	— —	399,864 (6) 394,675 395,680	— 306,464	340,521 12,200 11,600	961,838 824,559 1,117,973

Christopher M. Daniels, Former SVP and Chief Human Resources Officer	2023 2022 2021	290,469 410,000 400,000	— —	392,508 (6) 387,441 409,774	— 310,800	150,906 12,200 11,600	833,883 809,641 1,132,174

(1)	The $325,000 for Mr. Skonieczny reflects the $40,000 incremental monthly cash payment paid from February 2023-September 2023, plus a $5,000 carryover payment made in October 2023.

(2)

Represents the aggregate grant date fair value of RSU, RSA and PSU awards calculated in accordance with FASB ASC Topic 718. The assumptions we used in valuing RSA and PSU awards are described in Notes 2 and 15 to our fiscal year 2023 audited consolidated financial statements.

(3)

The amounts reported in this column represent the amounts earned under the MIP for fiscal year 2021, fiscal year 2022 and fiscal year 2023, paid in fiscal year 2022, fiscal year 2023 and fiscal year 2024, respectively.

(4)	Reflects the following for fiscal year 2023:

(i)	Company matching contributions under the 401(k) plan in the amounts of $13,200 to Mr. Skonieczny, $9,513 to Mr. LaDue, $2,775 to Mr. Rushing, $5,626 to Mr. Boettinger, and $8,446 to Mr. Daniels.

(ii)	Severance benefits in the amount of $659,154 to Mr. Rushing, $206,834 to Mr. Boettinger, and $129,939 to Mr. Daniels.

(iii)	Payments for accrued but used vacation in the amounts of $34,692 for Mr. Rushing, $28,061 for Mr. Boettinger, and $12,521 for Mr. Daniels.

(iii)	Mr. Boettinger received $100,000 in consulting fees.

(5)

Mr. Skonieczny served as Chief Financial Officer up until January 27, 2023. From January 27 through May 17, 2023 he served as CFO and Interim CEO. On May 18, 2023 he was appointed President and Chief Executive Officer and continues to serve as Interim CFO.

(6)	Because this named executive officer was an NEO only in 2023, no disclosure is included for 2022 or 2021.

(i) Mr. LaDue was appointed VP, Corporate Controller and Chief Accounting Officer in December 2022. His values for fiscal year 2023 reflect the full fiscal year.

(ii) Mr. Zamansky was hired as SVP, General Counsel and Secretary on October 30, 2023. His values for fiscal year 2023 reflect the portion of the fiscal year he was employed by the Company.

(7)

The employment of Messrs. Rushing, Boettinger and Daniels terminated effective January 26, 2023, April 28, 2023 and June 30, 2023 respectively. Any stock awards that were granted to each named executive officer in fiscal year 2023 were forfeited.

Grants of Plan-Based Awards

In fiscal year 2023, each of the named executive officers then employed by the Company received an award of restricted stock or restricted stock units equal to a percentage of their base salary for fiscal year 2023 as follows: Mr. Rushing received 300%, Mr. Skonieczny received 150%, Mr. Boettinger and Mr. Daniels each received 100% and Mr. LaDue received 40%. Mr. LaDue received an additional award of restricted stock units equal to $20,000 on December 8, 2022.

Mr. Skonieczny received an award of 20,000 restricted stock in January when he assumed the role of Interim CEO. In connection with his appointment as Chief Executive Officer in May 2023, Mr. Skonieczny received an additional performance share award with a target value at grant of $1,800,000, or 169,651 PSUs, and an additional restricted stock award of 80,000.

Mr. Zamansky received an award of 43,776 restricted stock on October 31, 2023 in connection with his appointment as SVP, General Counsel and Secretary.

	Award / Grant Type		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name		Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

			($)	($)	($)	(#)	(#)	(#)	(#)	($)

Mark A. Skonieczny	PSUs	5/18/2023 (2)					169,651	169,651		1,730,440
	RSAs	5/18/2023 (3)							80,000	816,000
	RSAs	1/26/2023 (4)							20,000	268,000
	RSAs	12/8/2022 (3)							52,544	695,157
	MIP			765,087	1,530,175

Joseph LaDue	RSUs	12/8/2022 (3)							8,468	112,032
	MIP			90,446	180,932

Stephen Zamansky	RSAs	10/31/2023 (5)							43,776	623,370

Rodney N. Rushing (6)	RSAs	12/8/2022							195,804	2,590,487

Stephen W. Boettinger (6)	RSAs	12/8/2022							30,224	399,864

Christopher M. Daniels (6)	RSAs	12/8/2022							29,668	392,508

(1)	Represents potential payouts under awards granted in the 2023 fiscal year under the MIP upon satisfaction of certain performance conditions.

(2)	Mr. Skonieczny’s PSUs will vest upon achieving $180,000,000 Adjusted EBITDA in any trailing four-quarter period up to April 30, 2026.

(3)	The 12/8/2022 and 5/18/2023 RSA grants for Mr. Skonieczny and the 12/8/2022 RSU grant for Mr. LaDue will vest in four equal installments on each of December 31, 2023, 2024, 2025 and 2026.

(4)	The 1/26/2023 RSA grant for Mr. Skonieczny will vest on December 31, 2023.

(5)	The 10/31/2023 RSA grant for Mr. Zamansky will vest in four equal installments on each of December 31, 2024, 2025, 2026 and 2027.

(6)	Messrs. Rushing, Boettinger, and Daniels received RSA grants on December 8, 2022 that were subsequently cancelled upon their termination.

(i)   Mr. Rushing received a grant of 195,804 RSAs with a grant date fair value of $2,590,487

(ii)  Mr. Boettinger received a grant of 30,224 RSAs with a grant date fair value of $399,864.

(iii) Mr. Daniels received a grant of 29,668 RSAs with a grant date fair value of $392,508.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers as of October 31, 2023.

	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)	Market Value of Shares or Units of Stock that Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (j)
Mark A. Skonieczny (2)(3)						290,008	4,129,714	169,651	2,415,830
Joseph F. LaDue (1)						15,092	214,910
Stephen Zamansky (2)						43,776	623,370
Rodney N. Rushing (2)(3)(4)						166,646	2,373,039	66,268	943,656
Stephen W. Boettinger (2)(4)						23,586	335,865
Christopher M. Daniels(4)

(1)	The RSUs for Mr. LaDue will vest as follows: 4,938 on December 31, 2023; 4,938 on December 31, 2024; 3,099 on December 31, 2025; 2,117 on December 31, 2026.

(2)	The RSAs will vest as follows:

(i)	For Mr. Skonieczny, his RSAs are scheduled to vest as follows: 122,506 on December 31, 2023; 75,887 on December 31, 2024; 58,479 on December 31, 2025; 33,136 on December 31, 2026.

(ii)	For Mr. Zamansky, his RSAs are scheduled to vest as follows: 10,944 on December 31, 2024; 10,944 on December 31, 2025, 10,944 on December 31, 2026; 10,944 on December 31, 2027.

(iii)	For Mr. Rushing, his RSAs are scheduled to vest as follows: 166,646 on December 31, 2023. (iv) For Mr. Boettinger, his RSA are scheduled to vest as follows: 23,586 on December 31, 2023.

(3)	The PSUs will vest as follows:

(i)

For Mr. Skonieczny, his 169,651 PSUs will vest upon achieving $180,000,000 consolidated adjusted earnings before income taxes, depreciation and amortization in any trailing four-quarter period up to April 30, 2026.

(ii)

For Mr. Rushing, his 66,268 PSUs will vest upon achieving $180,000,000 consolidated adjusted earnings before income taxes, depreciation and amortization in any trailing four-quarter period up to October 31, 2024.

(4)	Per the terms of their separation agreements, Messrs. Rushing, Boettinger, and Daniels forfeited the following equity awards:

(i)	Mr. Rushing forfeited 248,123 shares of restricted stock (RSAs) and 147,233 shares of equity incentive plan (PSUs)

(ii)	Mr. Boettinger forfeited 52,557 shares of restricted stock (RSAs)

(iii)	Mr. Daniels forfeited 75,397 shares of restricted stock (RSAs)

Option Exercises and Stock Vested

No stock options were exercised by our name executive officers during fiscal year 2023. The following table sets forth information regarding shares that were acquired on the vesting of PSUs, RSUs and RSAs during fiscal year 2023.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)
Mark A. Skonieczny	69,370	875,449
Joseph LaDue	2,821	35,601
Stephen Zamansky	—	—
Rodney N. Rushing	291,900	3,683,778
Stephen W. Boettinger	33,992	428,979
Christopher M. Daniels	33,414	421,685

Potential Payments Upon Termination or Change in Control

The information below describes the compensation and benefits due to each of our current named executive officers in the event of termination of employment or a change in control under the circumstances described below.

Severance Policy. The Severance Policy provides severance payments to participants upon an “involuntary separation from service,” which includes an elimination for lack of work, cost containment, a general reduction in force, or other reasons unrelated to job performance. An “involuntary separation from service” specifically excludes a termination of employment for cause or otherwise due to job performance or other job-related matters. Receipt of severance payments is contingent on a participant’s execution and non-revocation of a release of claims.

The following amounts reflect the severance payments our named executive officers would have been eligible to receive under the Severance Policy upon experiencing an “involuntary separation from service” on October 31, 2023:

●	Mark A. Skonieczny—$900,000

●	Joseph LaDue —$230,000

●	Stephen Zamansky —$450,000

Change in Control Severance Agreements. Our named executive officers have each signed a CIC Agreement which provides for double-trigger payments upon a qualifying termination of employment in connection with a change in control of the Company (“Change in Control”). The termination payment upon a Change in Control shall be an amount equal to two times to three times (for the CEO) the sum of (i) the named executive officer’s base salary in effect as of the termination of employment, or if higher, the named executive officer’s base salary that was in effect immediately prior to the Change in Control, plus (ii) the greater of (x) the named executive officer’s target MIP for the Company’s fiscal year that includes the named executive officer’s termination date or (y) the executive’s target MIP for the fiscal year during which the Change in Control occurred. Additionally, the CIC Agreements provide for (i) reasonable outplacement services of up to $30,000 and (ii) continuation of hospitalization, medical and dental coverage at the expense of the Company for the earlier of (A) the 18-month anniversary of the termination date or (B) such time as the Executive has obtained new employment and is covered by benefits that are as least as favorable in the aggregate to the benefits that the named executive officer received prior to termination.

The termination payment shall be contingent on the named executive officer executing a general release of claims and the expiration of the revocation period applicable to the release. Except as otherwise provided in the CIC Agreements, the termination payment shall be paid to the executive in a cash lump sum as soon as practical following the named executive officer’s execution of, and expiration of the revocation period provided for, in the release. The named executive officer shall not be required to mitigate the amount of the termination payment by securing other employment or otherwise, nor will such termination payment be reduced by reason of the named executive officer securing other employment or for any other reason. If the named executive officer is entitled to the termination payment under their CIC Agreement, the termination payment shall be in lieu of any payments under any other severance policy or practice of the Company.
Pursuant to the CIC Agreements, following the termination of his or her employment with the Company for any reason, each named executive officer is generally subject to restrictive covenants of (i) trade secret non-disclosure for perpetuity; (ii) confidential information non-disclosure for two years; (iii) non-solicitation of existing or prospective clients of the Company for 24 months for the CEO and 18 months for the other named executive officers; (iv) non-solicitation of employees of the Company for 24 months for the CEO and 18 months for the other named executive officers; and (v) non-competition for 24 months for the CEO and 18 months for the other named executive officers.
The following amounts reflect the severance payments our named executive officers would have been eligible to receive under a Change in Control Severance Agreement upon experiencing a Change in Control on October 31, 2023:

•	Mark A. Skonieczny—$5,940,000

•	Joseph LaDue —$644,000

•	Stephen Zamansky—$1,530,000
No Single Trigger Accelerated Vesting Upon Change in Control
. Our named executive officers do not hold any unvested equity awards, including stock options, that would have vested if a change in control had occurred on October 31, 2023. For the purposes of Mr. Zamansky’s 10/31/2023 RSAs, in the event of both (i) a Change in Control of the Company (as defined in the CIC Agreements) and (ii) termination of employment without Cause or for Good Reason (each as defined in the CIC Agreements) within twelve (12) months following the date of such Change in Control of the Company, any unvested shares will vest immediately.
Payments Made.
The following amounts reflect the severance payments received by the following named executive officers during the 2023 fiscal year:

•	Rodney N. Rushing—$659,154

•	Stephen W. Boettinger —$206,834

•	Christopher M. Daniels —$129,939
Additionally, for each of the named executive officers above, the Company agreed to pay a monthly amount equal to the portion of monthly health premiums paid by the Company for each executive officer and his eligible dependents’ coverage for a certain period of months following their termination of employment (or the period of their coverage under COBRA, if shorter), subject to applicable withholding. Mr. Boettinger also received $100,000 in consulting fees for services provided after his termination date.
Pay versus performance
As required by Item 402(v) of Regulation S-K, set forth below are certain disclosures related to executive compensation and company performance based on financial performance measures selected by the SEC and the Company. For a discussion of the company’s executive compensation policies and programs and an explanation of how executive compensation decisions are made, please refer to the “Executive Compensation—Compensation Discussion and Analysis” section in this proxy statement.
The table below is required to include, for 2023, “compensation actually paid” to the CEO and the average compensation actually paid for non-CEO named executive officers. Compensation actually paid represents a calculation of compensation that differs significantly from the 2023 summary compensation table calculation of compensation, as well as the way in which the company views annual compensation decisions, as discussed in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement. The below table also provides information on the company’s cumulative total shareholder return assuming reinvestment of dividends (“TSR”), the cumulative TSR of our peer group, net income attributable to the company and Adjusted EBITDA.

Year	Summary Compensation Table Total for Current PEO (1)	Compensation Actually Paid to Current PEO (1) (4) (6)	Summary Compensation Table Total for Former PEO (2)	Compensation Actually Paid to Former PEO (2) (4) (6)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (3)(4)	Average Compensation Actually Paid to non-PEO Named Executive Officers (3)(4) (6)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Value of Initial Fixed $100 Investment Based on Peer Group Total Shareholder Return (5)	Net Income (in millions)	Adjusted EBITDA (in millions)

2023	$5,894,245	$6,963,743	$3,529,954	$(2,012,848)	$733,276	$287,640	$188.30	$116.48	$45.3	$156.6

2022			$3,471,030	$1,717,568	$1,260,617	$1,001,188	$178.98	$122.92	$15.2	$105.1

2021			$5,874,288	$12,274,503	$1,267,080	$1,973,101	$193.65	$157.12	$44.4	$141.5

(1)
Mr. Skonieczny
has served as the Company’s principal executive officer since January 27, 2023. He previously served as Chief Financial Officer. Compensation for Mr. Skonieczny reflects the amounts reported in the summary compensation table.

(2)
Mr. Rushing
served as the Company’s principal executive officer until January 27, 2023. Compensation for Mr. Rushing reflects the amounts reported in the summary compensation table. Mr. Rushing forfeited 248,123 shares of restricted stock (RSAs) and 147,233 (PSUs). See the “Executive Compensation—Outstanding Equity Awards” section of this proxy statement for additional information.

(3)	The remaining non-CEO named executive officers are:

(i)
for 2023: Joseph LaDue, Corporate Controller and Chief Accounting Officer; Stephen Zamansky, General Counsel and Secretary; Stephen W. Boettinger, Former General Counsel and Secretary and Christopher M. Daniels; Former Chief Human Resources Officer. Compensation for our non-CEO named executive officers reflects the amounts reported in the summary compensation table.

(ii)	for 2021 and 2022: Mark Skonieczny, Chief Financial Officer; Stephen W. Boettinger, Former General Counsel; Christopher M. Daniels; Former Chief Human Resources Officer

(4)
Reflects the value of equity awards (RSUs) calculated in accordance with the SEC methodology for determining “compensation actually paid” for 2023. Pursuant to SEC rules, the PvP Table includes the change in fair value of multiple outstanding unvested equity awards for each year shown.

(5)
TSR represents cumulative TSR for the period commencing on October 31, 2020 until October 31, 2023, October 31, 2022 and October 31, 2021, respectively. For the Peer Group, the TSR is a weighted peer group TSR which is comprised of 33.3% Russell 2000, 33.3% RV companies Thor Industries, Inc. and Winnebago Industries, Inc. (the “RV Peers”) and 33.3% specialty vehicle companies The Shyft Group, Inc., Federal Signal Corporation, Blue Bird Corporation and Oshkosh Corporation (the “Specialty Vehicles”), which RV Peers and Specialty Vehicles are the two indices that the Company uses for purpose of the stock performance graph required under Item 201(e)(1)(ii) of Regulation S-K.

(6)
The dollar amounts reported in these columns represent the amount of “compensation actually paid,” adjusted as follows in the table below, as determined in accordance with SEC rules. The Company does not sponsor or maintain a defined benefit plan, so no adjustment for pension benefits is included in the table below. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. The reconciliation from the Summary Compensation Table to “compensation actually paid” is summarized in the table below.

Year	Executives	Summary Compensation Table Total (1) (a)	Grant Date Fair Value of Stock Awards Reported in Summary Compensation Table (2) (b)	Year End Fair Value of New Awards (i)	Change in Fair Value of Outstanding Unvested Awards from Prior Years (ii)	Change in Fair Value of Awards from Prior Years that Vested (iii)	Change in Fair Value of Awards from Prior Years that failed to meet the applicable vesting conditions (iv)	Total Equity Compensation Actually Paid (3) (c) = (i) + (ii) + (iii) + (iv)	Total Compensation Actually Paid (4) (d) = (a) – (b) + (c)
2023	Current PEO	$5,894,245	$3,509,597	$4,588,057	$68,732	$(77,694)	$0	$4,579,095	$6,963,743
	Former PEO	$3,529,954	$2,590,487	$0	$116,457	$(326,928)	$(2,741,844)	$ (2,952,315)	$(2,012,848)
	Non-PEO NEO	$733,276	381,944	$185,989	$3,776	$(19,664)	$(233,793)	$(63,692)	$287,640
2022	Former PEO	$3,471,030	$2,556,830	$2,156,589	$(777,350)	$(575,871)	$0	$803,368	$1,717,568
	Non-PEO NEO	$1,260,617	$811,155	$684,179	$(98,870)	$(33,581)	$0	$551,727	$1,001,188
2021	Former PEO	$5,874,288	$3,810,528	$5,182,443	$4,143,718	$884,582	$0	$10,210,743	$12,274,503
	Non-PEO NEO	$1,267,080	$493,164	$769,804	$408,027	$21,354	$0	$1,199,185	$1,973,101

(1)
Reflects the total dollar amount reported in the Summary Compensation Table for the applicable year for each PEO and the average dollar amount reported in the Summary Compensation Table for each non-PEO named executive officer.

(2)
Reflects the total dollar amount reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year for each PEO and the average dollar amount reported in the Summary Compensation Table for each non-PEO named executive officer.

(3)	Reflects the addition (or subtraction, as applicable) of the following:

a.	The year end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

b.
The amount of changes as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

c.	For awards that vest in the applicable year, the change in the fair value as of the vesting date from the beginning of the applicable year; and

d.	For awards that were granted in the prior fiscal year that failed to meet the applicable vesting conditions during the applicable year, the change in fair value

(4)
Reflects the total dollar amount for each PEO and the average dollar amount for each non-PEO named executive officer. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable executive without restriction, but rather is a value calculated under applicable SEC rules.

“Compensation actually paid” compared to TSR, net income and Adjusted EBITDA
TSR, net income and Adjusted EBITDA are some indicators of the Company’s overall financial performance that may impact the value of NEOs’ total compensation; however, other performance measures and factors are considered in setting NEOs’ compensation. See the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement for additional information. Below, please find graphical representations of the relationship between “compensation actually paid” and TSR, net income and Adjusted EBITDA.

Company TSR increased by 5.2% to $188.3 in fiscal year 2023.

Net Income increased by 198% to $45.3m in fiscal year 2023.

Adjusted EBITDA increased by 49% to $156.6m in fiscal year 2023.
2023 Performance Measures
The three performance measures listed on the following table represents an unranked list of the “most important” performance measures the company used to align compensation actually paid to the NEOs for 2023 and company performance. While these performance measures are the most important measures the company used to align compensation actually paid to the NEOs for 2023 and company performance, additional performance and other measures were also used to align pay and performance. See the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement for additional information.

•	Adjusted EBITDA

•	Net Working Capital

•	Net Sales
These performance measures generally reflect those used internally to measure our performance and externally to report to investors, and we believe that, taken together, they provide a measure of company growth, shareholder value and overall financial performance. We do not consider any one of the above performance measures to be the most important measure for our company or executive compensation design.

OTHER COMPENSATION INFORMATION

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of October 31, 2023:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (2)(c)

Equity Compensation Plans Approved by Security Holders	1,433,101	0	2,335,235
Equity Compensation Plans Not Approved by Security Holders	0	0	0

Total	1,433,101	0	2,335,235

(1)	Restricted stock units and restricted stock do not provide for an exercise price.

(2)	Includes shares that remain available for issuance under the Omnibus Plan (excluding the securities reflected in column (a)).

Pay Ratio

As of October 31, 2023, our employee population consisted of 6,543 individuals, of which all were working in the United States. We identified a new median employee as of October 31, 2023 from an adjusted employee population of 6,543 because we had been using the same median employee for fiscal years 2020-2022. We calculated the median employee’s annual total compensation using the same methodology we used to determine the annual total compensation of our named executive officers in our Summary Compensation Table. Although we identified a new median employee for fiscal year 2023, our methodology for fiscal year 2023 was the same methodology used to calculate our fiscal year 2022 pay ratio.

For fiscal year 2023, our median employee’s annual total compensation was $61,408, and our Chief Executive Officer’s annual total compensation was $5,894,244. For purposes of determining our Chief Executive Officer’s annual total compensation, we elected to use the annual total compensation for Mr. Skonieczny, who served as our Chief Executive Officer on October 31, 2023. Our estimate of the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s total compensation for fiscal year 2023 is 96:1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Dino Cusumano, Chair

Paul Bamatter

Donn Viola

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to each non-employee member of our Board for fiscal year 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation to, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of our Board in fiscal year 2023. Mr. Rushing was a member of our Board and previously served as our Chief Executive Officer and Mr. Skonieczny is a member of our Board and currently serves as our Chief Executive Officer and therefore did not receive any additional compensation for their service as a director. The directors who are employed by American Industrial Partners voluntarily waived any compensation for their service.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)

Paul Bamatter
Jean Marie “John” Canan	127,500	110,000	237,500
Dino Cusumano
Charles Dutil	87,500	110,000	197,500
Maureen O’Connell(3)	14,583	36,667	51,250
Joel Rotroff
Randall Swift
Donn Viola	95,000	110,000	205,000
Justin Fish(4)

(1)

The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in fiscal year 2023 for their service as a director, including any annual retainer fees, committee and/or chair fees.

(2)

The amounts reported in this column represent the grant date fair value of RSUs granted to certain non-employee members of the Board calculated in accordance with the provisions of ASC Topic 718. The valuation assumptions used in determining such amounts are described in Notes 2 and 15 to our consolidated financial statements included in the Annual Report on Form 10-K for fiscal year 2023.

(3)	Maureen O’Connell joined the board of directors on August 25, 2023. Her compensation is prorated for the fiscal year.

(4)	On August 25, 2023, Justin Fish resigned from the Board.

Our independent directors who were not employed by American Industrial Partners receive an annual retainer fee of $80,000 for their board service. The chairperson of the Audit Committee of our board will receive $22,500 for such service, and an independent chairperson of another committee who was not employed by American Industrial Partners will receive $15,000 for such service. Other independent directors who were not employed by American Industrial Partners who serve on a committee of the board will receive an additional $7,500 for their service on each committee. John Canan, in recognition of the role he holds similar to being a lead independent director of our board, will receive an additional $25,000 for such service. These fees are payable in four equal installments upon the first month of each fiscal quarter.

Independent directors who were not employed by American Industrial Partners may also receive one or more grants of equity compensation from the Company in respect of his or her service on the Board of the Company. In fiscal year 2023, our independent directors who are not employed by American Industrial Partners received an annual grant of RSUs in the amount equal to $110,000, which amount was prorated in the case of Ms. O’Connell.

As of October 31, 2023, our non-employee directors as of such date held the following outstanding RSUs (in the aggregate):

Name	RSUs

Paul Bamatter
Jean Marie “John” Canan	7,960
Dino Cusumano

Name	RSUs

Charles Dutil	7,960
Maureen O’Connell	2,739
Joel Rotroff
Randall Swift
Donn Viola	7,960
Justin Fish

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of January 10, 2024, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors, nominees and named executive officers; and

•	all directors and named executive officers as a group.

A person is a “beneficial owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire sole or shared voting or investment power over the security within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days, as well as the shares subject to RSUs that are outstanding and that have not vested yet, as of January 10, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The percentage of shares beneficially owned is computed on the basis of 59,738,362 shares of our common stock outstanding as of January 10, 2024. Unless otherwise indicated below, the address for each beneficial owner listed is c/o REV Group, Inc., 245 S. Executive Drive, Suite 100, Brookfield, Wisconsin 53005.

	Shares of Common Stock Beneficially Owned

Name of beneficial owner	Common Stock	Number of Securities Beneficially Owned	Percentage

5% Stockholder
Funds associated with American Industrial Partners(1)	27,562,505	27,562,505	46.1%
Pzena Investment Management, LLC(2)	3,833,025	3,833,025	6.4%
AllianceBernstein L.P.(3)	3,094,436	3,094,436	5.2%
The Vanguard Group, Inc.(4)	3,076,744	3,076,744	5.2%
Directors and Executive Officers
Mark A. Skonieczny	519,623	519,623	*
Joseph LaDue	23,575	23,575	*
Stephen Zamansky	43,776	43,776	*
Paul Bamatter(5)	150,000	150,000	*
Jean Marie “John” Canan(6)	59,674	59,674	*
Dino Cusumano(7)	118,030	118,030	*
Charles Dutil(8)	54,128	54,128	*
Maureen O’Connell(9)	9,823	9,823	*
Joel Rotroff(10)	20,511	20,511	*
Kathleen M. Steele(11)	5,107	5,107	*
Randall Swift(12)	25,100	25,100	*
Donn Viola(13)	95,485	95,485	*
All executive officers and directors as a group (12 persons)			1.9%

* Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)

Represents 27,562,505 shares of common stock held directly or indirectly by American Industrial Partners Capital Fund IV, LP. (“Fund IV”), American Industrial Partners Capital Fund IV (Parallel), LP (“Parallel Fund”) and AIP/CHC Holdings, LLC (“AIP Holdings” and, together with Fund IV and Parallel Fund, the “AIP Funds”). AIP CF IV, LLC (“AIP GP”) is the general partner of Fund IV and the Parallel Fund. Mr. Cusumano is a senior managing member of AIP GP. He is also a managing member of AIP/CHC Investors, LLC, which is the managing member of AIP Holdings. As a result of the above, Mr. Cusumano may be deemed to share voting and dispositive power with respect to the shares held by the AIP Funds. Mr. Cusumano currently serves as a member of the Board of REV. Each of the individuals listed herein disclaim beneficial ownership of the shares of common stock held by the AIP Funds except to the extent of any pecuniary interest therein. The AIP Funds may be deemed to be a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The address of the AIP Funds is c/o American Industrial Partners, 450 Lexington Avenue, New York, New York 10017.

(2)

According to a Schedule 13G/A filed with the SEC on January 25, 2023, Pzena Investment Management, LLC reported beneficial ownership of an aggregate 3,833,025 shares as of December 31, 2021, including sole voting and dispositive power over all shares beneficially owned. Pzena Investment Management, LLC lists its address as 320 Park Avenue, 8th Floor, New York, NY 10022 in such filing. The Schedule 13G/A may not reflect current holdings of our common stock.

(3)

According to a Schedule 13G filed with the SEC on February 14, 2023, AllianceBernstein L.P. reported beneficial ownership of an aggregate 3,094,436 shares as of December 31, 2022, including sole voting and dispositive power over all shares beneficially owned. AllianceBernstein L.P. lists its address as 1345 Avenue of the Americas, New York, NY 10105 in such filing. The Schedule 13G may not reflect current holdings of our common stock.

(4)

According to a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group, Inc. reported beneficial ownership of an aggregate 3,291,089 shares as of December 31, 2022, including sole voting and dispositive power over all shares beneficially owned. The Vanguard Group, Inc. lists its address as 100 Vanguard Boulevard, Malvern, PA, 19355 in such filing. The Schedule 13G/A may not reflect current holdings of our common stock.

(5)	The address of this person is c/o American Industrial Partners, 450 Lexington Avenue, New York, New York 10017.

(6)	The address of this person is c/o REV Group, Inc., 245 S. Executive Drive, Suite 100, Brookfield, WI, 53005.

(7)	The address of this person is c/o American Industrial Partners, 450 Lexington Avenue, New York, New York 10017.

(8)	The address of this person is c/o REV Group, Inc., 245 S. Executive Drive, Suite 100, Brookfield, WI, 53005.

(9)	The address of this person is c/o REV Group, Inc., 245 S. Executive Drive, Suite 100, Brookfield, WI, 53005.

(10)	The address of this person is c/o American Industrial Partners, 450 Lexington Avenue, New York, New York 10017.

(11)	The address of this person is c/o REV Group, Inc., 245 S. Executive Drive, Suite 100, Brookfield, WI, 53005.

(12)	The address of this person is c/o American Industrial Partners, 450 Lexington Avenue, New York, New York 10017.

(13)	The address of this person is c/o REV Group, Inc., 245 S. Executive Drive, Suite 100, Brookfield, WI, 53005.

SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal year 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of REV under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at www.revgroup.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management REV’s audited financial statements as of and for fiscal year 2023.

The audit committee has discussed with RSM US LLP (“RSM”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has discussed with RSM their independence, and has received from RSM the written disclosures and the letter required by the applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence. Finally, the audit committee discussed with RSM, with and without management present, the scope and results of RSM’s audit of REV’s audited financial statements as of and for fiscal year 2023.

Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2023 for filing with the SEC. The audit committee also has engaged RSM as our independent registered public accounting firm for the fiscal year ending October 31, 2024 and is seeking ratification of such selection by the stockholders.

Audit Committee

Jean Marie “John” Canan, Chair

Charles Dutil

Donn Viola

ADDITIONAL INFORMATION

Electronic Availability of Proxy Materials for the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be Held on February 29, 2024: This Proxy Statement and the Company’s Annual Report on Form 10-K for fiscal year 2023 are available electronically at www.edocumentview.com/REVG.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are REV stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to: REV Group, Inc., Attn: Investor Relations, 245 S. Executive Drive, Suite 100, Brookfield, Wisconsin 53005. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address above or oral request at (786) 279-7021, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for fiscal year 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a REV stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Stephen Zamansky, Secretary of the Board at 245 S. Executive Drive, Suite 100, Brookfield, Wisconsin 53005.

EXHIBIT A

REV GROUP, INC.

2016 OMNIBUS INCENTIVE PLAN

(Amended and Restated as of              , 2024)

Section 1.       Purpose and Background.

The purpose of the Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan (as amended and restated, the “Plan”) is to motivate and reward those employees and other individuals who are expected to contribute significantly to the success of REV Group, Inc. (together with its subsidiaries and any and all successor entities, the “Company”) to perform at the highest level and to further the best interests of the Company and its shareholders.

The REV Group, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”) was initially adopted by the Board and approved by the shareholder(s) of the Company in January 2017. The Plan, as so amended and restated, shall be effective as of the date of its approval by the shareholders of REV Group, Inc. (the “Effective Date”).

Section 2.       Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)       “Administrator” means the Board or, if and to the extent designated by the Board, the Compensation Committee or such other committee as may be designated by the Board.

(b)       “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Administrator and (iii) any other company which the Administrator determines should be treated as an “Affiliate.”

(c)       “Award” means any Option, SAR, Restricted Stock, RSU, Deferred Award, Other Cash-Based Award or Other Share-Based Award granted under the Plan.

(d)       “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(e)       “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(f)       “Board” means the board of directors of the Company.

(g)       “Cause” means, with respect to any Participant, “cause” as defined in such Participant’s Service Provider Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement, such Participant’s:

(i)       having engaged in material misconduct in providing services to the Company or its Affiliates;

(ii)       having engaged in conduct that he or she knew or reasonably should have known would be materially injurious to the Company or its Affiliates;

(iii)       having been convicted of, or having entered a plea bargain or settlement admitting guilt for, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or, in the course of the performance of the Participant’s service to the Company, material dishonesty;

(iv)       unlawful use or possession of illegal drugs on the Company’s premises or while performing the Participant’s duties and responsibilities to the Company;

(v)       the commission of an act of fraud, embezzlement or misappropriation, in each case, against the Company or any Affiliate; or

(vi)       the material breach of any applicable Service Provider Agreement.

(h)       “Change of Control” means the occurrence of any one or more of the following events, except as otherwise provided in the Participant’s Award Agreement:

(i)       any Person (other than (A) an employee benefit plan or trust maintained by the Company or (B) American Industrial Partners, American Industrial Partners Capital Fund IV, LP, American Industrial Partners Capital Fund IV (Parallel), LP or any of their affiliates) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

(ii)       at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or

(iii)       the consummation of (A) a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person (other than any Affiliate) of assets of the Company and/or any of its subsidiaries, in one transaction (or a series of related transactions during the 12-month period ending on the date of the most recent transaction), having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s), but only to the extent that, in connection with such transaction(s) or within a reasonable period thereafter, the Company’s shareholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the Company Value immediately prior to such transaction(s).

Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change of Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code and the regulations thereunder), if the event that constitutes such Change of Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change of Control but instead shall vest as of the date of such Change of Control and shall be paid on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

(i)       “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(j)       “Compensation Committee” means the compensation committee of the Board.

(k)       “Consultant” means any individual, including an advisor, who is providing services to the Company or any Affiliate, other than as an Employee or non-employee Director, or who has accepted an offer of service or consultancy from the Company or any Affiliate.

(l)       “Consulting Agreement” means any consulting or similar agreement between the Company or any Affiliate and the Participant.

(m)       “Deferred Award” shall mean an Award granted pursuant to Section 9.

(n)       “Director” means any member of the Company’s Board.

(o)       “Disability” means, with respect to any Participant, “disability” as defined in such Participant’s Service Provider Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement:

(i)       a permanent and total disability that entitles the Participant to disability income payments under any long-term disability plan or policy provided by the Company under which the Participant is covered, as such plan or policy is then in effect; or

(ii)       if such Participant is not covered under a long-term disability plan or policy provided by the Company at such time for whatever reason, then the term “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than 12 months, and, in this case, the existence of any such Disability will be certified by a physician acceptable to the Company.

(p)       “Employee” means any individual, including any officer, employed by the Company or any Affiliate or any prospective employee or officer who has accepted an offer of employment from the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the applicable laws.

(q)       “Employment Agreement” means any employment, severance or similar agreement (including any offer letter) between the Company or any Affiliate and the Participant.

(r)       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(s)       “Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Administrator, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator.

(t)       “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to the provisions of Section 6, that meets the requirements of Section 422 of the Code.

(u)       “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change of Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

(v)       “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

(w)       “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(x)       “Other Cash-Based Award” means a cash Award granted pursuant to Section 10, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(y)       “Other Share-Based Award” means an Award granted pursuant to Section 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Administrator.

(z)       “Participant” means the recipient of an Award granted under the Plan.

(aa)       “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 12(d) and 13(d) thereof, including “group” as defined in Section 13(d) thereof.

(bb)       “Restricted Stock” means any Share granted pursuant to Section 8.

(cc)       “RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.

(dd)       “SAR” means any right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(ee)       “SEC” means Securities and Exchange Commission.

(ff)       “Service Provider Agreement” means any Employment Agreement or Consulting Agreement.

(gg)       “Shares” means shares of the Company’s common stock, $0.001 par value per Share.

(hh)       “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

(ii)       “Termination of Service” means, in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Affiliate, or, in the case of a Participant who is an independent contractor or other service provider, the date the performance of services for the Company or any Affiliate has ended; provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Administrator determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a Director of the Board or an independent contractor shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate unless such Participant’s employment continues with the Company or another Affiliate. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).

Section 3.       Eligibility.

(a)       Any Employee, Consultant, non-employee Director of the Company or an Affiliate or any other individual who provides services to the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan, to the extent an offer of an Award or a receipt of such Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(b)       Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

Section 4.       Administration.

(a)       Administration of the Plan. The Plan shall be administered by the Administrator. All decisions of the Administrator shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Administrator may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b)       Delegation. To the extent permitted by applicable law, including under Section 152(b) and Section 157(c) of the Delaware General Corporation Law, the Administrator may delegate to one or more officers of the Company the authority to grant Awards, except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act, and the Administrator may delegate to one or more committees of the Board (which may consist of solely one Director) the authority to grant all types of Awards, in accordance with applicable law.

(c)       Authority of Administrator. Subject to the terms of the Plan and applicable law, the Administrator (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Administrator; (vii) amend terms or conditions of any outstanding Awards, including without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Section 5.       Shares Available for Awards.

(a)       Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan as of the Effective Date shall not exceed in the aggregate 2,872,218 Shares.

(b)       If any Award is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award or Award settled in cash shall again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (i) any Shares withheld in respect of taxes, (ii) any Shares tendered or withheld to pay the exercise price of Options and (iii) any Shares underlying an Award of SARs.

(c)       In the event that the Administrator determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, subject to compliance with Section 409A of the Code, adjust equitably (including, without limitation, by payment of cash) any or all of:

(i)       the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(a);

(ii)       the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii)       the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)       Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

(e)       No Participant who is a non-employee Director may receive Awards under the Plan or cash compensation for any calendar year, subject to adjustment as provided in (c), that relate to more than $1,000,000 in the aggregate.

Section 6.       Options. The Administrator is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine:

(a)       The exercise price per Share under an Option shall be determined by the Administrator at the time of grant; provided, however, that, except in the case of Substitute Awards, and subject to Section 6(e), such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option;

(b)       The term of each Option shall be fixed by the Administrator but shall not exceed 10 years from the date of grant of such Option;

(c)       The Administrator shall determine the time or times at which an Option becomes vested and exercisable in whole or in part;

(d)       The Administrator shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the exercise price of the Shares as to which the Option shall be exercised, in which payment of the exercise price with respect thereto may be made or deemed to have been made;

(e)       The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424(a) of the Code). Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s incentive stock options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant. No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of this Plan by the Company’s shareholders. In the case of a 10% shareholder, the exercise price per Share under an Incentive Stock Option shall not be less than 110% of the Fair Market Value on the date of grant of such Incentive Stock Option and the term of such Incentive Stock Option shall not exceed five years from the date of grant of such Incentive Stock Option.

Section 7.       Stock Appreciation Rights. The Administrator is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine:

(a)       SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b)       The exercise or hurdle price per Share under a SAR shall be determined by the Administrator; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(c)       The term of each SAR shall be fixed by the Administrator but shall not exceed 10 years from the date of grant of such SAR.

(d)       The Administrator shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e)       Upon the exercise of an SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Administrator.

Section 8.       Restricted Stock and RSUs. The Administrator is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine:

(a)       The Award Agreement shall specify the vesting conditions and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date) and whether the Award of Restricted Stock or RSUs is entitled to dividends or dividend equivalents, voting rights or any other rights.

(b)       Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Administrator may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.

(c)       Any Share of Restricted Stock granted under the Plan may be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(d)       The Administrator may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

(e)       The Administrator may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 9.       Deferred Awards. The Administrator is authorized, subject to limitations under applicable law, to grant to Participants Deferred Awards, which may be a right to receive Shares or cash under the Plan (either independently or as an element of or supplement to any other Award under the Plan), including, as may be required by any applicable law or regulations or determined by the Administrator, in lieu of any annual bonus that may be payable to a Participant under any applicable bonus plan or arrangement. The Administrator shall determine the terms and conditions of such Deferred Awards, including, without limitation, the method of converting the amount of annual bonus into a Deferred Award, if applicable, and the form, vesting, settlement, forfeiture and cancellation provisions or any other criteria, if any, applicable to such Deferred Awards. Shares underlying a Share-denominated Deferred Award, which is subject to a vesting schedule or other conditions or criteria, including forfeiture or cancellation provisions, set by the Administrator shall not be issued until on or following the date that those conditions and criteria have been satisfied. Deferred Awards shall be subject to such restrictions as the Administrator may impose (including any limitation on the right to vote a Share underlying a Deferred Award or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate. The Administrator may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any Deferred Award may be made.

Section 10.       Other Cash-Based Awards and Other Share-Based Awards. The Administrator is authorized, subject to limitations under applicable law, to grant to Participants Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Share-Based Awards. The Administrator shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker- assisted cashless exercise or any combination thereof, as the Administrator shall determine; provided that the purchase price therefore shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

Section 11.       Minimum Vesting Requirement. Awards settled in Shares shall have a minimum vesting period of at least one year from the date of grant; provided that, the Administrator may provide for earlier vesting in the event of a Participant’s Termination of Service by reason of death, Disability, retirement, by the Company without cause, by the Participant for good reason (if applicable) or in connection with a Change of Control. Notwithstanding the foregoing, five percent (5%) of the total number of Shares available for issuance under this Plan shall not be subjected to the minimum vesting period described in the immediately preceding sentence.

Section 12.       Effect of Termination of Service or a Change of Control on Awards.

(a)       The Administrator may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of the Participant’s Termination of Service prior to the vesting, exercise or settlement of such Award.

(b)       In the event of a Change of Control, except as otherwise provided in an Award Agreement, the Administrator may provide for: (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding Awards (in the case of an Option or SAR Award, the Intrinsic Value at grant of such Substitute Award shall equal the Intrinsic Value of the Award); (iii) acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or other performance conditions deemed met at target) or right to exercise such outstanding Awards immediately prior to or as of the date of the Change of Control, and the expiration of such outstanding Awards to the extent not timely exercised by the date of the Change of Control or other date thereafter designated by the Administrator; or (iv) in the case of an Option or SAR Award, cancelation in consideration of a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change of Control. For the avoidance of doubt, in the event of a Change of Control, the Administrator may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change of Control transaction without payment of consideration therefor.

Section 13.       General Provisions Applicable to Awards.

(a)       Awards shall be granted for such cash or other consideration, if any, as the Administrator determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

(b)       Awards may, in the discretion of the Administrator, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)       Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Administrator in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Administrator. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)       Except as may be permitted by the Administrator (except with respect to Incentive Stock Options) or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to the laws of descent and distribution and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)       All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 14.       Amendments and Terminations.

(a)       Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 18. Notwithstanding anything to the contrary in the Plan, the Administrator may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax- efficient manner and in compliance with local rules and regulations.

(b)       Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)       Terms of Awards. The Administrator may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 18. The Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)       No Repricing. Notwithstanding the foregoing, except as provided in Section 5(c), the Committee may not, without approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted “underwater” Option, SAR or similar Award by: (i) amending or modifying the terms of the Option, SAR or similar Award to lower the exercise price; (ii) cancelling the underwater Option, SAR or similar Award and granting either (A) replacement Options, SARs or similar Awards having a lower exercise price or (B) Restricted Stock, RSUs or Other Share-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options, SARs or similar Awards for cash or other securities. An Option, SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

Section 15.       Miscellaneous.

(a)       No Employee, Consultant, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)       The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(c)       Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)       The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to the Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e)       If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(f)       Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)       No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 16.       Date of Adoption and Effective Date of the Plan. The Plan, as amended and restated herein, shall be effective as of the Effective Date.

Section 17.       Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth-year anniversary of the Effective Date; provided that to the extent permitted by the listing rules of any stock exchange on which the Company is listed, such ten-year term may be extended indefinitely so long as the maximum number of Shares available for issuance under the Plan have not been issued; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Administrator to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 18.       Cancellation or “Clawback” of Awards. The Administrator shall have full authority to implement any policies and procedures necessary to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes, including Rule 10D-1 of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual, as well as any policies or procedures desirable, to cause the forfeiture of any Award, require reimbursement of any Award by a Participant or otherwise effect any other right of clawback or other recoupment of any Award, in each case including any time-vesting Awards, if the Participant engages in misconduct, to the extent and as provided for in any such policy or procedure. For the avoidance of doubt and notwithstanding anything to the contrary contained herein or otherwise, any Award shall be subject to any such policy or procedure, and the Administrator may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Award or any Shares issued or cash received upon vesting, exercise or settlement of any such Award or sale of Shares underlying such Award.

Section 19.       Restrictive Covenants. The Administrator may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

Section 20.       Section 19. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything else in the Plan, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and the amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

Section 21.       Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12.

Section 22.       Data Privacy. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any subsidiary, trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(i)       administering and maintaining Participant records;

(ii)       providing information to the Company, Subsidiaries, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

(iii)           providing information to potential future purchasers or merger partners of the Company or any subsidiary, or the business in which the Participant works; and

(iv)       transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Section 23.       Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

Section 24.       Waiver of Jury Trial. EACH PARTICIPANT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

Section 25.       Dispute Resolution. Any dispute or claim arising out of, under or in connection with the Plan or any Award Agreement shall be submitted to arbitration in Delaware and shall be conducted in accordance with the rules of, but not necessarily under the auspices of, the American Arbitration Association rules in force when the notice of arbitration is submitted. The arbitration shall be conducted before an arbitration tribunal comprised of three individuals, one selected by the Company, one selected by the Participant, and the third selected by the first two. The Participant and the Company agree that such arbitration will be confidential and no details, descriptions, settlements or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other party, unless required by law or court order or in connection with enforcement of any decision in such arbitration. Any damages awarded in such arbitration shall be limited to the contract measure of damages and shall not include punitive damages.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by February 28, 2024 at 10:59 P.M. Central Time
Online Go to www.investorvote.com/REVG or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/REVG

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2, 3, and 5 and EVERY YEAR on Proposal 4

1. Election of Class I Directors
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Jean Marie Canan				02 - Charles Dutil				03 - Kathleen M. Steele

		For	Against	Abstain		For	Against	Abstain
2. Ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024.					3. Advisory vote on the compensation of our named executive officers.

	Every Year	Every Two Years	Every Three Years	Abstain		For	Against	Abstain
4. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.					5. Approval of Amended and Restated Rev Group, Inc. 2016 Omnibus Incentive Plan.

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B	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

03X0QF

2024 Annual Stockholder Meeting Admission Ticket

2024 Annual Meeting of REV Group, Inc. Stockholders

February 29, 2024, 10:00am CT

Renaissance Milwaukee West Hotel

2300 N. Mayfair Rd.

Wauwatosa, WI 53226

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — REV Group, Inc.

Notice of REV Group, Inc. Annual Stockholder Meeting

The Renaissance Milwaukee West Hotel

2300 N. Mayfair Rd

Wauwatosa, Wisconsin 53226

Proxy Solicited by Board of Directors for Annual Meeting – February 29, 2024

Stephen Zamansky and Paul Bamatter (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the REV Group, Inc. Annual Stockholder Meeting to be held on February 29, 2024 or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all director nominees in Proposal 1, FOR Proposals 2, 3 and 5 and EVERY YEAR on Proposal 4 in accordance with the Board of Directors’ recommendations.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐